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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Schweitzer-Mauduit International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 20, 2020

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 23, 2020 at 11:00 a.m. Eastern Time at the Company's corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you wish to vote in accordance with the Board's recommendations, all you need to do is sign and date the card. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Please complete and return the proxy card in the enclosed envelope or vote over the Internet whether or not you plan to attend the Annual Meeting. If you do attend and wish to vote in person, you may do so by revoking your proxy at that time.

If you plan to attend the Annual Meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

Thank you for your support.

Sincerely,

John D. Rogers Non-Executive Chairman

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 20, 2020

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company's corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia, on Thursday, April 23, 2020 at 11:00 a.m. Eastern Time for the following purposes:

1.
To elect the three nominees for director named in the attached proxy statement for terms expiring at the 2023 Annual Meeting of Stockholders;

2.
To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020;

3.
To hold a non-binding advisory vote to approve executive compensation; and

4.
To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

We currently are not aware of any other business to be brought before the Annual Meeting.

You may vote all shares that you owned as of March 2, 2020, which is the record date for the Annual Meeting. A majority of the outstanding shares of our Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business. Your vote is important. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Sincerely,

Ricardo Nuñez
Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 23, 2020. Our Proxy Statement and the Schweitzer-Mauduit International, Inc. 2019 Annual Report on Form 10-K are available online at our Investor Relations website at http://ir.swmintl.com/.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the "Company" or "SWM," in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and proxy card, together with the 2019 Annual Report to Stockholders, on or about March 20, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and Where is the Annual Meeting?

The Annual Meeting will be held on April 23, 2020, at 11:00 a.m. Eastern Time, at the Company's corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia 30022.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of Annual Meeting of Stockholders, including (i) to elect three directors for terms expiring in 2023; (ii) to ratify the Audit Committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020; and (iii) to hold a non-binding advisory vote to approve executive compensation.

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.

Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies to obtain a quorum. Any adjournment may be made from time to time by the chairman of the Annual Meeting.

Who May Attend the Annual Meeting?

All stockholders of record at the close of business on March 2, 2020, the record date for the Annual Meeting, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the attached proxy card by mail or vote over the Internet to ensure your vote is counted, you may also attend the Annual Meeting and vote your shares in person.

What Constitutes a Quorum for Purposes of the Annual Meeting?

A quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), present in person or represented by proxy. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

Who is Entitled to Vote at the Annual Meeting?

Each stockholder of record at the close of business on March 2, 2020, the record date for the Annual Meeting, will be entitled to one vote for each share registered in such stockholder's name. As of March 2, 2020, there were 31,191,520 shares of Common Stock outstanding.

Participants in the Company's Retirement Savings Plan (the "Plan") may vote the number of shares they hold in that plan. The number of shares shown on a participant's proxy card includes the stock units the participant holds in the Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

How May I Vote My Shares?

If you are a "shareholder of record" and hold your shares in your own name with our transfer agent, American Stock Transfer & Trust Company, you can vote by completing, signing, dating and mailing the enclosed proxy card to American Stock Transfer & Trust Company in the envelope provided. Proxy cards received prior to the Annual Meeting will be voted as instructed. You may also vote over the Internet by following the instructions on the enclosed proxy card or vote in person at the Annual Meeting.

If your shares are held in "street name" (i.e., if they are held through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the Internet or by telephone. If your shares are held in "street name" and you wish to vote in person, you must obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares at the Annual Meeting.

If your vote is received before the Annual Meeting, the named proxies will vote your shares as you direct.

How Does the Board Recommend that I Vote?

The Board unanimously recommends that you vote:

  •
  FOR the three nominees for election to the Board named in Proposal One – Election of Directors;

  •
  FOR Proposal Two – Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2020; and

  •
  FOR Proposal Three – Non-Binding Advisory Vote to Approve Executive Compensation.

What Vote is Required to Approve Each Proposal?

Proposal One – Election of Directors.    Directors will be elected by a plurality vote of shares of the Company's Common Stock as of the record date present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individuals who receive the greatest number of votes cast "FOR" will be elected as directors, up to the maximum number of directors to be chosen at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Votes may be cast in favor of, or withheld from, each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.

Proposal Two – Ratification of the Selection of the Independent Registered Public Accounting Firm.    The vote will be decided by the affirmative vote of a majority of shares of the Common Stock as of the record date present in person or represented by proxy and entitled to vote on the subject matter.

Proposal Three – Non-Binding Advisory Vote to Approve Executive Compensation.    The vote will be decided by the affirmative vote of a majority of shares of the Common Stock as of the record date present in person or represented by proxy and entitled to vote on the subject matter. This is an advisory vote and is not binding on the Board of Directors. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future decisions regarding executive compensation.

What Happens if I Do Not Vote My Shares?

We encourage you to vote. Voting is an important stockholder right and helps to establish a quorum for the conduct of business. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" (or "WITHHOLD" for) the proposals. Accordingly, abstentions will have no effect on Proposal One, since only votes "FOR" a director nominee will be considered in determining the outcome. Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote "AGAINST" Proposals Two and Three.

Under the New York Stock Exchange ("NYSE") rules, if your shares are held in "street name" and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain "routine" matters. Proposal Two is a "routine" matter under NYSE rules and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares "FOR" or "AGAINST" the proposal in the absence of your instruction. The other proposals are not considered "routine" matters. Accordingly, if you do not direct your broker how to vote on such proposals, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a "broker non-vote," and although your shares will be considered to be represented by proxy at the Annual Meeting and counted for quorum purposes as discussed above, they are not considered to be shares "entitled to vote" on those proposals and will not be counted as having been voted on the applicable proposals. Therefore, they will not have the effect of a vote for or against (or withheld from) such proposals.

How Can I Revoke My Proxy or Change My Vote?

At any time before it is voted, any proxy may be revoked by the stockholder who granted it by (i) delivering to the Company's EVP, General Counsel and Secretary at the Company's principal executive office another signed proxy card or a signed document revoking the earlier proxy or (ii) attending the Annual Meeting and voting in person. You may also change your previously submitted vote by submitting a subsequent vote over the Internet. The last vote received prior to the Annual Meeting will be the one counted.

If your shares are held in "street name" (i.e., if they are held through a broker, bank or other nominee), you may submit new voting instructions by contacting your broker, bank or other nominee. At any time before your previously submitted vote or previously granted proxy is voted, you may change such vote or revoke such proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares.

Who Pays For the Proxy Solicitation?

The Company has engaged the firm of Georgeson LLC, to assist in distributing and soliciting proxies for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of the Company will not receive any additional compensation in connection with such solicitation. The Company will pay the entire cost of the proxy solicitation.

Who Will Count the Vote?

American Stock Transfer & Trust Company has been engaged to tabulate stockholder votes and act as our independent inspector of election for the Annual Meeting.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table shows the persons known to the Company as of March 2, 2020 to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock. In furnishing the information below, the Company has relied solely on information filed with the Securities and Exchange Commission (the "SEC") by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BlackRock Inc.(1)
55 East 52nd Street	4,648,527	14.9%	4,572,838	0	4,648,527	0
New York, NY 10055
The Vanguard Group, Inc.(2)
100 Vanguard Blvd.	3,363,200	10.78%	29,976	2,859	3,334,809	28,391
Malvern, PA 19355
Cooke & Bieler LP(3)	2,933,065	9.4%	0	2,441,044	0	2,933,065
1700 Market Street, Suite 3222
Philadelphia, PA 19103
Dimensional Fund Advisors LP(4)	1,720,782	5.52%	1,670,780	0	1,720,782	0
Building One, 6300 Bee Cave Road
Austin, TX 78746

* Percentages are calculated based on 31,191,520 shares of Common Stock issued and outstanding on March 2, 2020.

(1)
Based solely on information contained in a Schedule 13G/A filed on February 4, 2020 by BlackRock Inc. to report its beneficial ownership of Common Stock.
(2)
Based solely on information contained in a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group, Inc. to report its beneficial ownership of Common Stock.
(3)
Based solely on information contained in a Schedule 13G/A filed on February 14, 2020 by Cooke & Bieler LP to report its beneficial ownership of Common Stock.
(4)
Based solely on information contained in a Schedule 13G/A filed on February 12, 2020 by Dimensional Fund Advisors LP to report its beneficial ownership of Common Stock.

Directors and Executive Officers

To assure that the interests of directors and executive officers are aligned with the Company's stockholders, the Company requires both directors and key executive officers (including all of the Company's Named Executive Officers, as described in the section entitled "Executive Compensation - Compensation Discussion & Analysis") to own minimum amounts of Common Stock within five years of becoming subject to the policy. Either directly or through deferred compensation accounts, each director must hold equity, or equity equivalents, in an amount at least equal in value to five times the value of the directors' annual Board cash retainer. Each Named Executive Officer must hold vested equity equal to a multiple (from three to five), depending on the position held, of his or her annual base salary. As of the date of this Proxy Statement, all directors and Named Executive Officers have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

The following table sets forth information as of March 2, 2020 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each Named Executive Officer and by all directors and executive officers as a group. In addition to shares of Common Stock they own beneficially, all directors as of the date of this Proxy Statement have at some point deferred part of their compensation from the Company through a deferred compensation plan for non-employee directors, explained in more detail under "Compensation of Directors" below. Under such plan, each director holds the equivalent of stock units in a deferral account. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

DIRECTOR AND EXECUTIVE OFFICER BENEFICIAL OWNERSHIP TABLE

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Number of Deferred Stock Units(1)	Percent of Class(2)
Deborah Borg	0	2,635	*
Mark L. Bye	0	310	*
K.C. Caldabaugh	4,565	45,067	*
Michel Fievez	84,954	0	*
Jeffrey J. Keenan	30,000	20,390	*
Jeffrey Kramer	183,748(3)	0	*
Daniel Lister	39,502(4)	0	*
Marco Levi	6,597	0	*
Ricardo Nuñez	36,943(5)	0	*
Kimberly E. Ritrievi	2,000	5,155	*
John D. Rogers	2,004	28,402	*
R. Andrew Wamser, Jr.	48,769(6)	0	*
Anderson D. Warlick	5,218	38,380	*
All directors and executive officers as a group (13 persons)	439,082	101,959	1.41%*

(1)
Represents the equivalent of stock units, including accumulated dividends, held in deferral accounts.

(2)
Percentages are calculated based on 31,191,520 shares of Common Stock issued and outstanding on March 2, 2020, excluding shares held by or for the account of SWM or its subsidiaries, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares of Common Stock outstanding.

(3)
Includes 2,250 shares of restricted stock that will vest in April 2021; 82,275 shares of restricted stock that will vest in February 2021; 57,685 shares of restricted stock that will vest in February 2022; and 75 shares that are held indirectly by Mr. Kramer's son.

(4)
Includes 13,550 shares of restricted stock that will vest in February 2021; 9,529 shares of restricted stock that will vest in February 2022; and 5,000 shares of restricted stock that will vest in January 2023.

(5)
Includes 13,436 shares of restricted stock that will vest in February 2021; 5,000 shares of restricted stock that will vest in September 2021; 9,496 shares of restricted stock that will vest in February 2022; and 5,000 shares of restricted stock that will vest in January 2023.

(6)
Includes 19,903 shares of restricted stock that will vest in February 2021; 17,873 shares of restricted stock that will vest in February 2022; and 5,000 shares of restricted stock that will vest in January 2023.

Hedging and Pledging Policy

The Company's insider trading policy prohibits directors and key executives (including all Named Executive Officers) from directly or indirectly hedging or pledging any of the Company's equity securities. No shares listed in the table above are pledged as security.

Hedging is defined in the policy to include any instrument or transaction, including put options and forward-sale contracts, through which such director or key executive would offset or reduce exposure to the risk of price fluctuations in the Company's stock. In addition, the Company strongly discourages all other employees from engaging in similar arrangements with respect to Company stock, and any employee who wishes to enter into such an arrangement must seek prior approval from our General Counsel.

The policy also generally prohibits all officers, directors and employees of the Company (and its subsidiaries, independent contractors or consultants) from, among other things, engaging in short sales or transactions in publicly traded options, puts, calls or other derivative securities based on the Company's equity securities on an exchange or any other organized market.

PROPOSAL ONE
ELECTION OF DIRECTORS

Overview of Our Nominees and Continuing Directors

Board Structure

The Company's By-Laws provide that the number of directors on its Board shall be fixed by resolution of the Board from time to time and, until otherwise determined, shall not be less than six nor more than twelve. The Board presently has nine members. Mr. Caldabaugh will not be standing for re-election due to his retirement at the Annual Meeting. Accordingly, at the Annual Meeting, the size of the Board will be automatically reduced from nine members to eight members. The Board is divided into three classes of directors of the same or nearly the same number. The table below shows the allocation of our directors and nominees across the three classes:

Class I - Nominees for Election at 2020 Annual Meeting	Class II - Current Term Ending at 2021 Annual Meeting	Class III - Current Term Ending at 2022 Annual Meeting

K.C. Caldabaugh*	John D. Rogers	Deborah Borg
Jeffrey J. Keenan	Kimberly E. Ritrievi, ScD	Jeffrey Kramer, PhD
Marco Levi		Anderson D. Warlick
Mark L. Bye

*Mr. Caldabaugh is retiring immediately following the Annual Meeting.

Board Succession Planning

The Board, through its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company's business, strategic plans and regulatory challenges as well as the current performance of the incumbent directors. The Nominating & Governance Committee expects to continue to seek director candidates to replace current directors as they retire.

The By-Laws of the Company provide that a director is not eligible for election or re-election after his or her 72nd birthday but allow the Board to make an exception to this policy when it believes that nomination is in the best interests of the Company's stockholders.

The Board appointed Mr. Bye as a new Class I director in February 2020. Mr. Bye was originally identified as a candidate for director by the Company's Chief Executive Officer and a director.

Nominees for Director

Upon recommendation of the Nominating & Governance Committee, the Board has nominated Mr. Mark L. Bye, Mr. Jeffrey J. Keenan and Mr. Marco Levi for election to the Board as Class I directors to serve a three-year term ending at the 2023 Annual Meeting of Stockholders. If elected by our stockholders, Messrs. Bye, Keenan and Levi will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal. Messrs. Bye, Keenan and Levi are current members of the Board.

The Board has determined that Messrs. Bye, Keenan and Levi are independent pursuant to the independence standards of the SEC, the NYSE and the Company. Each nominee for director has consented to serve if elected. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board. Proxies can only be voted for the number of persons named as nominees in this Proxy Statement.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election to the Board of each of the three nominees for director.

Background Information on Nominees and Continuing Directors

The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past five years and certain other biographical information are set forth on the following pages.

Nominees for Election to the Board of Directors

Name	Age	Director Since	Business Experience and Directorships

Mark L. Bye	63	Feb, 2020	Managing Director of Morgan Stanley, a global financial institution, since 2008 Chairman of Bye Group LLC, since 2006
Jeffrey J. Keenan	62	2016	Senior Advisor of Roark Capital Group, 2015 – February 2020 President and Chief Compliance Officer of Roark Capital Group, 2006 – 2015 Co-Founder and Chairman of IESI Corporation, 1996 – 2005
Marco Levi	60	2017
Chief Executive Officer, Ferroglobe PLC, since January 2020

Chief Executive Officer, Thermission AG, January 2019 – December 2019

President and Chief Executive Officer, Ahlstrom Corporation, 2014 – 2016

Senior Vice President and Business President of Emulsion Polymers, Styron Corporation, 2010 – 2014

Global Business Unit Director, Elastomers- Synthetic Rubber-Specialty Packaging-Plastic Additives, The Dow Chemical Company, 2006 – 2009

Members of Board of Directors Continuing in Office

Name	Age	Director Since	Business Experience and Directorships

Deborah Borg	42	2019	Executive Vice President – Chief Human Resource and Communications Officer of Bunge Limited, 2016 – Present

President, Dow USA of Dow Chemical, 2014 – 2015

Various leadership roles at Dow Chemical, 2000 – 2014

Jeffrey Kramer, PhD	60	2017
Chief Executive Officer of the Company, since April 2017

Vice President, Lubricants of Brenntag AG, 2015 – 2017

President and Chief Executive Officer of J.A.M. Distributing, 2013 – 2015

Various executive leadership roles at Air Products and Chemicals, Inc., 1987 – 2012

Kimberly E. Ritrievi, ScD	61	2018	President, The Ritrievi Group, LLC, since 2005 Various leadership roles at Goldman Sachs & Co., 1997 – 2004 Director of Tetra Tech, Inc., since 2013
John D. Rogers	58	2009
President, Chief Executive Officer and Director of CFA Institute, 2009 – 2014

Founding Partner & Principal of Jade River Capital Management,  LLC, 2007 – 2008

President and Chief Executive Officer, Invesco Institutional N.A., Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc, 2003 – 2006

Anderson D. Warlick	62	2009	Chairman and Chief Executive Officer of Parkdale, Inc. and its subsidiaries, since 2000

Director Qualifications for Service on the Company's Board

The particular experience, qualifications, attributes and skills that led the Board to conclude that each of the nominees for director and directors continuing in office should sit on the Board is summarized below:

Deborah Borg

Ms. Borg has over twenty years of experience with human capital management, including her most recent position as the Chief Human Resources Officer of Bunge Limited, an agribusiness and food company. She has been serving in this role since January 2016. Ms. Borg has also held various human resources and leadership positions at Dow Chemical Company ("Dow Chemical"), a multinational chemical corporation, from 2000 through 2015, including President Dow Chemical USA from 2014 to 2015, where she was responsible for regional business results and strategy, and external relationships with customers, government organizations and joint venture partners. While at Dow Chemical, Ms. Borg also served as Global HR Director, Marketing and Sales, and led the Human Capital Planning and Development function for Dow focusing on culture, mergers and acquisitions integration, talent acquisition, retention, diversity and development. Prior to joining Dow Chemical, Ms. Borg served in human resources and talent development roles with General Motors Australia. Ms. Borg brings to the Board extensive experience with proactive workforce planning, culture, and assessing, identifying and developing senior talent. Ms. Borg serves on the Compensation Committee of the Board.

Mark L. Bye

Mr. Bye is a recognized global business leader currently serving as a Managing Director of Morgan Stanley and a partner in the Global Private Equity and Energy Capital Funds. He is also active, through his company the Bye Group LLC, in numerous technology driven start-ups. He joined Morgan Stanley Private Equity in 2008 in London, assuming leadership responsibilities for the European investment team and globally for the industrials, basic materials, and energy sectors. He is a member of the Funds' Investment and Valuation Committees and chairs multiple portfolio company boards. Prior to joining Morgan Stanley, Mr. Bye was the CEO of DyStar, GmbH, a private equity owned Frankfurt based specialty chemicals company. Before DyStar, he spent more than 20 years at Air Products and Chemicals, a publicly traded company, where he held a number of senior positions including chief executive of numerous global chemicals, energy, and equipment businesses, President of Air Products Asia, and ultimately, Group Executive of the $7 billion global Gases & Equipment Group. Prior to Air Products, Mr. Bye held management positions at Union Carbide Corporation and Energy Investment, a Boston based energy-consulting firm. His professional and personal passion has been focused on developing and executing value creation strategies for technology and innovation-based businesses, primarily in the industrial and energy sector. During his 35+ year career, he has successfully led and delivered profitable growth for a diverse set of enterprises with strategies spanning the gamut from innovation-based organic growth, mergers and acquisitions, and geographic expansion to extensive operational restructurings. He has particular expertise in enterprise strategy, building and structuring executive teams, allocation of resources, human capital development and mergers and acquisitions. Mr. Bye has lived and worked in six countries and has a deep understanding of international business dynamics, cultures, and practices. Mr. Bye serves on the Company's Audit Committee and is one of the Committee's financial experts and also serves on the Nominating & Governance Committee.

Jeffrey J. Keenan

Mr. Keenan has extensive experience serving on private company boards. He served as a senior advisor at Roark Capital Group, a private equity fund with over $10 billion of capital under management, from 2015 to February 2020. Previously, he was the president, chief operating officer and chief compliance officer of Roark Capital Group. In addition to his diverse experience and private equity background,

Mr. Keenan was also the chairman and co-founder of IESI Corporation from 1997 to 2005. IESI was one of the largest vertically integrated solid waste companies in the United States. Mr. Keenan has broad-based business skills that add value to the Board's oversight of the Company, including strategic planning, financial and U.S. and international tax expertise as well as deep experience in multiple industries. Mr. Keenan serves on the Company's Audit Committee and is one of the Committee's financial experts and serves as the Chairman of the Nominating & Governance Committee.

Jeffrey Kramer, PhD

Dr. Kramer has served as the Company's Chief Executive Officer since April 21, 2017. Prior to joining the Company, Dr. Kramer was Vice President, Lubricants at Brenntag AG, a German-based company that is one of the world's largest distributors of chemicals, from January 2016 to April 2017. From January 2013 to December 2015, he was the president and chief executive officer of J.A.M. Distributing, which was acquired by Brenntag AG in December 2015. Previously, Dr. Kramer had a career of over 25 years at Air Products and Chemicals, Inc., during which time he leveraged his technical and commercial expertise and moved through a succession of technical, corporate development and executive leadership roles both domestically and internationally. As a result of his prior service with Brenntag AG and Air Products and Chemicals, Dr. Kramer brings to the Board extensive experience in management and operations of multinational companies. Dr. Kramer's experience as the Chief Executive Officer of the Company provides an in-depth understanding of the Company's operations and complexity and adds a valuable perspective for Board decision-making.

Marco Levi

Mr. Levi has over thirty years of experience in the chemicals, plastics and specialty paper and composites industries. His record of successfully running global materials technology businesses brings a proven leadership to the Board. He is currently chief executive officer of Ferroglobe PLC, a world leader in mines and minerals and recently served as the chief executive officer of Thermission AG, a pioneer in the field of zinc thermal diffusion to coat and finish industrial commercial materials. As the former president and chief executive officer of Ahlstrom Corporation, a global high-performance fiber company, Mr. Levi understands the principles that create stockholder value and has successfully navigated many of the strategic challenges facing a publicly traded company. Prior to his service with Ahlstrom Corporation, Mr. Levi was the senior vice president and business president of Emulsion Polymers, Styron Corporation, a global chemical materials solutions provider. There, he led the Emulsion Polymers business through a successful initial public offering and was integral in overseeing core business functions including manufacturing, supply chain marketing, sales and research and development. Mr. Levi serves as a member of the Nominating & Governance and Compensation Committees.

Kimberly E. Ritrievi, ScD

Dr. Ritrievi has over thirty years of collective experience in the capital markets and specialty chemicals industries. She is currently President at The Ritrievi Group, LLC, a private investment firm (2018 to present), and was previously a boutique consultancy firm focused on equity value creation for public and private companies (2005 - 2016). Prior to joining The Ritrievi Group, LLC in 2005, she served in numerous positions of leadership at Goldman Sachs & Co., including as Co-Head of Investment Research for the U.S., Canada, Latin & South America from 2001 to 2004. Dr. Ritrievi has also served in numerous other positions, including as a Process Development Engineer at ARCO Chemical.

Since 2013, Dr. Ritrievi has served as a director of Tetra Tech, Inc., where she serves on the Audit Committee and the Strategic Planning and Enterprise Risk Committee. Dr. Ritrievi is also an advisory Board member for Intrinio Fintech Marketplace. Dr. Ritrievi's financial markets career has given her significant experience in identifying and creating stockholder value by applying short- and long-term time horizons and assessing strategy, capital allocation, business mix, competitive position and execution capabilities. In addition, Dr. Ritrievi has experience in the specialty chemical industry that provides her with insight into the Company's key products and customers. Dr. Ritrievi contributes these skills on the Board as the Chair of the Audit Committee and serves as one of the Audit Committee's financial experts. She previously served as a member of the Compensation Committee.

John D. Rogers

Mr. Rogers has extensive experience with large investment fund management firms, ranging from chief investment officer to president and chief executive officer. He served as president and chief executive officer of the CFA Institute, the world's leading association of investment professionals, for five and a half years until June 2014. Mr. Rogers has also served as a director and member of the audit, remuneration and nominations and governance committees of OM Asset Management plc., a global investment management firm. In addition, he has served for fourteen years on the boards of NYSE-listed firms and as a director of multiple non-profit organizations. His chief executive officer experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. Mr. Rogers is a CFA charterholder. His perspective enhances the Board's ability to relate to and represent the interests of the Company's stockholders. Mr. Rogers is the Non-Executive Chairman of the Board, and previously served as the Company's Lead Non-Management Director. He serves on the Audit Committee and is one of the Audit Committee's financial experts and previously served as the Chair of the Audit Committee.

Anderson D. Warlick

As the chairman and chief executive officer of Parkdale, Inc., a privately held textile and consumer products company that utilizes domestic and foreign manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company's current and strategic challenges.

Mr. Warlick currently serves on the boards of three private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and a member of the audit committee. The experience he acquired in these roles contributes to his service as Chair of the Company's Compensation Committee and a member of the Nominating & Governance Committee, and previously as Lead Non-Management Director.

Nomination of Directors

Directors may be nominated by the Board or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of independent directors, identifies potential candidates and reviews all proposed nominees for the Board, including those proposed by stockholders. The Nominating & Governance Committee selects individuals as director nominees who have the highest personal and professional integrity and whose background and skills will enhance the Board's ability to serve the long-term interests of the Company's stockholders. The candidate review process includes an assessment of the person's judgment, experience, financial expertise, independence, understanding of the Company's business or other related industries, commitment and availability to prepare for and attend Board and Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board and the Company. In seeking director candidates, the Nominating & Governance Committee uses a director candidate qualification matrix that compares the skills, experience, and competencies of existing directors, directors that are expected to retire in the near or medium-term and the anticipated future strategic and operational strategies and development needs of the Company in order to identify skills, experience and/or competencies that may otherwise be absent from the Board's future composition. It also uses its and the Board's professional contact networks and/or director search firms to identify and recommend to the Board suitable director candidates.

The Nominating & Governance Committee selects qualified candidates consistent with criteria approved by the Board and presents them to the full Board, which decides whether to nominate the candidate for election to the Board. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, at the Company's expense, as it deems necessary and appropriate to assist it in the execution of its duties. The Nominating & Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates other candidates. A further discussion of the process for stockholder nominations and recommendations of director candidates is found under the caption "How Stockholders May Nominate or Recommend Director Candidates."

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee, with input from the Board, considers a list of criteria it seeks to address when seeking director candidates and then seeks candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

How Stockholders May Nominate or Recommend Director Candidates

Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors by complying with the procedures set forth in the Company's By-Laws, a copy of which may be obtained from the Company's EVP, General Counsel and Secretary. The notice of intent to nominate a candidate for the Board must satisfy the requirements described in the By-Laws and be received by the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary date of the preceding year's annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholders may recommend a director candidate for consideration by the Nominating & Governance Committee by notifying the Company's EVP, General Counsel and Secretary in writing at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. The information that must be included in the notice and the procedures that must be followed (including the timeframe for submission) by a stockholder wishing to recommend a director candidate for the Nominating & Governance Committee's consideration are the same as would be required under the By-Laws if the stockholder wished to nominate that candidate directly.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Overview

This Compensation Discussion & Analysis provides an overview of the Company's 2019 executive compensation program and executive compensation philosophies and objectives.

For 2019, the Company's Named Executive Officers were:

Name	Position

Jeffrey Kramer, PhD	Chief Executive Officer
R. Andrew Wamser, Jr.	Executive Vice President, Finance and Chief Financial Officer
Michel Fievez	Former Executive Vice President, Engineered Papers(1)
Daniel Lister	Executive Vice President, Advanced Materials & Structures
Ricardo Nuñez	Executive Vice President, General Counsel and Secretary

(1)
Mr. Fievez retired from the Company effective December 31, 2019. The terms of Mr. Fievez's retirement are described below in the section entitled "Retirement and Transition of Michel Fievez."

Executive Compensation Philosophy

The Compensation Committee of the Board (the "Committee"), which is responsible for overseeing the Company's executive compensation program, believes that the Company's executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company's strategy. To align the Company's executive compensation program with the Committee's compensation philosophy, the Committee has adopted the following objectives and guiding principles:

Objectives

•

Pay-for-performance

•

Align performance goals and executive compensation with stockholder interests

•

Total target compensation set within a range of market median value for like skills and responsibilities to attract, retain and motivate executive officers

Guiding Principles

•

Allocate a significant portion of total target compensation to incentive-based compensation opportunities

•

Set incentive plan objectives that the Committee believes contribute to increased stockholder value

•

Award a significant portion of total compensation opportunity in the form of equity

•

Utilize an annual competitive compensation study to guide decisions regarding total and individual compensation components and values

•

Require executive officers to acquire and hold a significant equity interest in the Company within five years after joining the Company

2019 "Say on Pay": Advisory Votes on Executive Compensation and Stockholder Engagement

In 2019, in a non-binding advisory vote, the Board asked the Company's stockholders to indicate whether they approved the Company's compensation program for the Company's Named Executive Officers, as disclosed in the 2019 proxy statement ("say on pay"). At the 2019 Annual Meeting of Stockholders, stockholders approved the compensation program for the Company's Named Executive Officers with approximately 79% of the votes cast in favor of the say on pay proposal.

The Committee's review of the Company's executive compensation program considers whether the program serves the interests of stockholders. The Committee carefully considers continuing and constructive stockholder feedback, and the Company has engaged with stockholders to discuss topics including compensation disclosure, performance measures, and corporate governance matters since 2017. The Company intends to continue to engage with stockholders in the future to monitor, maintain, and modify its executive compensation program as it deems appropriate. Stockholders are invited to express their views or concerns directly to the Committee or the Board in the manner described below under "Communicating with the Board."

Recent Modifications to Executive Compensation Program

As part of its ongoing review of the Company's executive compensation program, and based on input from the Committee's compensation consultant, the Committee determined that several compensation program changes would be implemented in 2020. Accordingly, in February 2020, the Committee approved the following changes to the Company's executive compensation program:

  •
  Extended Performance Period for Performance Share Awards.  Prior to 2020, the Company's performance share awards were subject to a one-year performance period, with 50% of the earned shares subject to service-based vesting on each of the first and second anniversaries of the Committee's certification of performance. During stockholder engagement, the Company's stockholders expressed a desire for a longer performance period with respect to the Company's performance share awards in order to further align the incentive program with the Company's longer-term business results. Based on such feedback, beginning in 2020, performance share awards will be granted with a two-year performance period, followed by a one-year service-based vesting period. Under this design, the entire award is subject to a full three-years of stock price fluctuations. In order to accommodate the change in vesting schedule, since the prior design would have resulted in a portion of the award vesting shortly after the second anniversary of the grant date, the Committee included a one-time "gap" performance share award as part of the 2020 performance share awards, with such gap award subject to a one-year performance period followed by a one-year service-based vesting period.

  •
  Relative Performance Goal.  Historically, the performance-based components of the Company's executive compensation program have vested based on the achievement of absolute performance goals, which provide the primary links between incentive compensation and the Company's strategic operating plan and financial results. Beginning with the 2020 performance share awards, the Company is incorporating a relative performance goal with a total stockholder return ("TSR") modifier. Under this design, the vesting level for the performance share awards is subject to a 15% vesting modifier based on the Company's TSR performance relative to the S&P SmallCap 600 Materials Index over the two-year performance period, with the vesting level increasing by 15% for relative TSR in the top 20% of the index and the vesting level decreasing by 15% for relative TSR in the bottom 20% of the index.

  •
  Clawback Policy.  The Committee adopted a compensation clawback policy allowing the Company to recover incentive compensation paid to certain officers (including the Named Executive Officers), within three years following payment or vesting, in the event of certain financial statement restatements, including if the Company concludes that the officer committed a significant legal or compliance violation that contributed to the restatement.

Chief Executive Officer Compensation

In 2019, the Committee increased Dr. Kramer's base salary to $749,000 (from $700,000 in 2018) in order to further align his compensation with the compensation peer group, while Dr. Kramer's 2019 target annual incentive opportunity (as a percentage of base salary) remained at 100%, which was the same level established for 2018.

In February 2019, the Committee granted Dr. Kramer a long-term incentive award opportunity for the 2019 performance cycle under the Company's 2015 Long-Term Incentive Plan (the "2015 LTIP"). The grant value was allocated 65% to performance shares and 35% to service-based restricted stock. The Committee increased Dr. Kramer's target LTIP opportunity for 2019, as a percentage of base salary, to 270% (from 250% in 2018). In determining the increase, the Committee noted that Dr. Kramer's target total direct compensation was below the competitive market as reported by Willis Towers Watson, the Committee's independent compensation consultant, and concluded that the increase was necessary and prudent in order to further align Dr. Kramer's target total direct compensation with the competitive median. The Committee weighted the majority of Dr. Kramer's 2019 compensation toward performance-based and at-risk pay over fixed pay in order to link a significant portion of Dr. Kramer's compensation with the Company's performance.

The following chart illustrates the Company's executive compensation philosophy as it relates to the Chief Executive Officer and demonstrates the significant weighting of the Chief Executive Officer's compensation toward at-risk pay.

Key Compensation Policies and Practices

We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

What We Do:

✓	Pay-for-performance. A significant portion of the Named Executive Officers' compensation is delivered in the form of variable compensation that is connected to actual performance. For 2019, variable compensation comprised approximately 79% of the targeted annual direct compensation for Dr. Kramer and, on average, 59% of the targeted annual direct compensation for the other Named Executive Officers.

✓	Linkage between quantitative performance measures and operating objectives. Performance measures for incentive compensation are linked to operating objectives informed by our business strategy and designed to create long-term stockholder value.

✓	"Double trigger" in the event of a change-in-control. For all of our actively serving Named Executive Officers, in the event of a change-in-control, equity awards will accelerate upon a "double trigger" – meaning that both a change in control and qualifying termination of employment must occur for automatic acceleration.

✓	Independent compensation consultant. The Committee retains its own compensation consultant to review the Company's executive compensation program and practices.

✓	Stock ownership guidelines. The Company's Chief Executive Officer is required to hold stock equal to a multiple of five times his base salary, and each of the Company's other actively employed Named Executive Officers is required to hold stock equal to a multiple of three times his base salary.

✓	Annual risk assessment. Based on our annual risk assessment, we have concluded that our compensation program does not present a risk that is reasonably likely to have a material adverse effect on the Company.

✓	Annual peer group review. The Committee, with the assistance of its independent compensation consultant, annually reviews the composition of the peer group used to evaluate and assess the Company's executive compensation program and makes adjustments to the composition of the group as it deems appropriate.

✓	Multi-year performance period. Beginning in 2020, performance share awards will be subject to two-year performance periods (with full vesting on the one-year anniversary of the Committee's certification of performance).

✓	TSR modifier. Beginning in 2020, performance share awards will be subject to a +/– 15% vesting modifier based on the Company's relative TSR performance over a two-year performance period.

✓	Clawback policy. In 2020, the Committee adopted a compensation clawback policy allowing the Company to recover incentive compensation paid to certain officers (including the Named Executive Officers) in the event of certain financial statement restatements.

What We Don't Do:

×	No change-in-control tax gross-ups.

×	The Company does not re-price stock options or buy-back equity grants.

×	The Company does not allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.

Elements of the 2019 Executive Compensation Program

The graphic below summarizes the material elements of the Company's 2019 executive compensation program for the Company's Named Executive Officers. The Committee believes that the design of the Company's executive compensation program balances fixed and variable compensation elements, provides alignment with the Company's short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

A significant percentage of the Named Executive Officers' total target compensation was incentive-based, delivered in the forms of annual cash incentive awards and performance shares. The Committee believes that annual cash incentives and performance shares reward achievement of key drivers of stockholder value measurements, including earnings per share, EBITDA, net sales and operating profit. The following charts illustrate the mix of the targeted annual direct compensation for the Chief Executive Officer and the average targeted annual direct compensation for the other Named Executive Officers, and the portion of that compensation that is at-risk. For purposes of these charts, the percentage of targeted annual direct compensation was determined based on the annual base salary and target incentive opportunities applicable to the Named Executive Officers as of December 31, 2019.

Base Salary

In November 2018, based on the compensation analysis performed by Willis Towers Watson as well as individual performance, for 2019, the Committee increased the base salaries for all of the Named Executive Officers other than Mr. Fievez. Although the Committee did not approve a 2019 merit increase for Mr. Fievez, Mr. Fievez's base salary increased above his 2018 level due to a discretionary cost of living adjustment made by the Company, as the customary statutory cost of living adjustment in Luxembourg did not occur in 2019.

The following table shows the annual base salary for each Named Executive Officer for 2019 and 2018:

Name	2019 Annual Base Salary	2018 Annual Base Salary

Jeffrey Kramer, PhD	$749,000	$700,000
R. Andrew Wamser, Jr.	$448,050	$435,000
Michel Fievez(1)	$457,859	$458,287
Daniel Lister	$446,505	$433,500
Ricardo Nuñez(2)	$444,960	$432,000

(1)
Mr. Fievez's compensation was paid in Euros, and his 2018 base salary was converted at the December 31, 2018 exchange rate of 1.1436 Euros to the U.S. dollar, and his 2019 base salary was converted at the December 31, 2019 exchange rate of 1.1228 Euros to the U.S. dollar.
(2)
Mr. Nuñez's 2018 base salary represents his annual base salary effective July 1, 2018. Prior to July 1, 2018, Mr. Nuñez's 2018 base salary was $400,000.

2019 Annual Incentive Program

Each year, each Named Executive Officer is provided with a cash-based award opportunity that may be earned if performance objectives are achieved over the fiscal year, with potential payout ranging from 0% to 200% depending on performance. Annual incentive compensation is intended to reward the performance of executive officers based on the attainment of the Company's objectives. The 2019 target annual incentive opportunities (as a percentage of base salary) for the Named Executive Officers remained at the same levels that were established for 2018.

The Committee-approved corporate and business unit objectives, as applicable, for the Named Executive Officers are set out below, with the weighting of each component of the Named Executive Officers' annual incentive opportunities reflecting their differing responsibilities and opportunities to affect business outcomes.

The 2019 performance objectives were selected because they were deemed by the Committee to be the primary drivers for delivering increased stockholder value. These performance objectives were established after considering economic conditions affecting the legacy tobacco-related business, the Company's prior year performance, the impact of additional expenses incurred as a result of a bond financing in late 2018 intended to provide flexibility to pursue organic and inorganic growth, and the Company's internal long-term operating plan.

Name	Corporate	Business Unit

Jeffrey Kramer, PhD	100%	—
R. Andrew Wamser, Jr.	100%	—
Michel Fievez(1)	50%	50%
Daniel Lister(1)	50%	50%
Ricardo Nuñez	100%	—

(1)
Messrs. Fievez and Lister were each allocated 50% of their annual incentive opportunity to the achievement of goals relating to their business units of Engineered Papers and Advanced Materials & Structures, respectively.

The following table sets forth the financial performance metrics applicable to the Named Executive Officers during 2019:

	2019 Objectives				Results

MEASUREMENT METRICS	Threshold (50%)	Target (100%)	Outstanding (150%)	Maximum (200%)	Actual Performance	Attainment Percentage

Corporate Metric
100% Adjusted earnings per share(1)	$3.12	$3.39	$3.53	$3.66	$3.66	198.9%

Engineered Papers(2)
50% Net Sales (in millions)	$538.7	$573.0	$596.0	$618.9	$568.0	92.7%
50% Operating Profit (in millions)	$109.5	$116.5	$121.1	$125.8	$124.9	189.7%

Advanced Materials & Structures(2)
50% Net Sales (in millions)	$465.5	$506.0	$526.2	$546.4	$480.8	68.9%
50% Operating Profit (in millions)	$55.2	$60.0	$62.4	$64.8	$64.9	200.0%

(1)
Earnings per share is diluted earnings per share from continuing operations at the consolidated level, adjusted to reflect items included in the Company's approved budget. To the extent not reflected in such budget, it excludes restructuring-related expenses and charges, purchase price accounting amortization, accretion of a specified earnout liability, the impact of future stock buybacks, unusual and non-recurring items determined in accordance with U.S. generally accepted accounting principles, and other adjustments consistent with the Company's past practice as approved by the Committee and calculated using budgeted foreign exchange rates as reflected in the Company's financial records.

(2)
Excludes the impact of cross-border allocation of shared corporate services and was calculated using budgeted foreign exchange rates.

The following table summarizes the 2019 target annual incentive opportunities for each Named Executive Officer (expressed as a percentage of 2019 base salary and in dollars) and the 2019 annual incentive payouts received by each Named Executive Officer.

Name	Target Bonus (% of Base Salary)	Target Bonus Award Opportunity ($)	Final Bonus ($)	Final Bonus as a % of Target

Jeffrey Kramer, PhD	100%	$749,000	$1,490,052	198.9%
R. Andrew Wamser, Jr.	60%	$268,830	$534,807	198.9%
Michel Fievez(1)	60%	$269,971	$465,991	170.1%
Daniel Lister	60%	$267,903	$446,592	166.7%
Ricardo Nuñez	60%	$266,976	$531,119	198.9%

(1)
The amounts for Mr. Fievez were converted at the December 31, 2019 exchange rate of 1.1228 Euros to the U.S. dollar.

2019 Long-Term Incentive Compensation

In February 2019, the Committee granted our Named Executive Officers long-term incentive award opportunities for the 2019 performance cycle under the 2015 LTIP. Once the long-term incentive award opportunity was set for each Named Executive Officer, the grant value was allocated 65% to performance shares and 35% to service-based restricted stock. Once the long-term incentive award opportunity was set for each Named Executive Officer, 35% of the grant value was allocated to service-based restricted stock, with the remaining portion representing the target performance shares. Under the long-term incentive design, individual achievement may range from 0% to 200% of target. For performance in excess of target (100%), the performance shares are further adjusted to maintain the overall LTIP payout leverage as the service-based shares are fixed regardless of individual achievement even though performance in excess of target was intended to apply to the overall LTIP opportunity. The Committee believes that this design supports the Company's pay-for-performance philosophy by tying a majority of the long-term incentive award opportunity to the achievement of a pre-established performance goal that supports the Company's operating and strategic plan.

The target opportunity for the 2019 performance cycle was equal to 270% of base salary for Dr. Kramer and ranged from 75% – 110% for the other Named Executive Officers. In 2019, the Committee increased Dr. Kramer's target opportunity, as a percentage of base salary, to 270% (from 250% in 2018), Mr. Wamser's target opportunity, as a percentage of base salary, to 110% (from 100% in 2018), and the target opportunities for Messrs. Fievez, Lister, and Nuñez, as a percentage of base salary, to 75% (from 65% in 2018), in each case based on individual performance and/or in order to further align their total direct compensation with the market median.

The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our 2019 long-term incentive program, expressed (i) as a percentage of 2019 base salary and (ii) in dollars. The 2019 long-term incentive award was delivered 65% in performance shares and 35% in service-based restricted stock.

Name	Target LTIP (% of Base Salary)	Target LTIP Award Opportunity ($)

Jeffrey Kramer, PhD	270%	$2,022,300
R. Andrew Wamser, Jr.	110%	$492,855
Michel Fievez(1)	75%	$343,715
Daniel Lister	75%	$334,879
Ricardo Nuñez	75%	$333,720

(1)
Mr. Fievez's target opportunity under our 2019 long-term incentive program was established based upon his salary at the December 31, 2018 exchange rate of 1.1436 Euros to the U.S. dollar.

2019 Performance Share Awards

The 2015 LTIP provides opportunities to earn performance shares based on achievement of performance objectives. As with annual incentive compensation, objectives for 2019 were established based on the Company's prior year performance and the Company's internal operating and strategic plan. The Committee also reviewed payout information for the last five years. Additionally, to encourage retention over a three-year period, 50% of any performance shares earned during the performance cycle vest on each of the one- and two-year anniversaries of Committee certification of the achievement of the performance objective, rather than immediately at the end of the performance cycle. This vesting structure is designed to hold our Named Executive Officers accountable by subjecting a portion of the award to two full years of stock price fluctuation. As noted above, beginning in 2020, performance share awards will be granted with a two-year performance period, followed by a one-year service-based vesting period. Under this design, the entire award is subject to a full three years of stock price fluctuations.

As set forth in the table below, the vesting of the 2019 performance shares for eligible Named Executive Officers was based on the achievement of adjusted EBITDA.

	2019 Objectives				Results

	Threshold 50%	Target 100%	Outstanding 150%	Maximum 200%	Actual Performance	Attainment Percentage

Adjusted EBITDA ($ millions)(1)	$189.7	$206.2	$214.5	$222.7	$216.2	160.7%

(1)
Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization, adjusted to exclude restructuring-related expenses, purchase price accounting adjustments, merger-related transaction and integration costs and unusual and non-reoccurring items as determined in accordance with GAAP. Targets are stated and results are measured against the budgeted exchange rate.

Based on the Company's 2019 adjusted EBITDA performance, the Committee approved achievement at 160.7% of target. As a result, in February 2020, the Named Executive Officers other than Mr. Fievez became eligible to receive the performance shares in the amounts set forth in the table below, with 50% vesting in each of February 2021 and February 2022, subject to their continued employment through the applicable vesting date. In connection with his retirement, Mr. Fievez's 2019 performance shares vested upon Committee certification in February 2020.

Name	2019 Awards: Target Number of Performance Shares	2019 Awards: Earned Performance Shares

Jeffrey Kramer, PhD	49,698	96,107
R. Andrew Wamser, Jr.	12,112	23,423
Michel Fievez	8,446	16,335
Daniel Lister	8,230	15,915
Ricardo Nuñez	8,202	15,859

2019 Service-Based Restricted Stock Awards

Pursuant to the service-based component of the 2019 award opportunity, in February 2019, the Named Executive Officers were granted shares of restricted stock with respect to 35% of the 2019 annual equity awards, as set forth in the table below. For the Named Executive Officers other than Mr. Fievez, one-half of the shares vested in February 2020, and subject to continued employment with the

Company, the remaining half will vest in February 2021. In connection with his retirement, Mr. Fievez's 2019 restricted stock award fully vested on December 31, 2019.

Name	2019 Service-Based Restricted Stock (Number of Shares)

Jeffrey Kramer, PhD	26,760
R. Andrew Wamser, Jr.	6,522
Michel Fievez	4,548
Daniel Lister	4,432
Ricardo Nuñez	4,416

Additional Service-Based Restricted Stock Awards

On January 2, 2019, Messrs. Lister and Nuñez were granted 5,000 shares of restricted stock each, and on January 28, 2019, Mr. Wamser was granted 5,000 shares of restricted stock. These shares vest 100% on the fourth anniversary of the grant date, subject to the Named Executive Officer's continued employment with the Company through the vesting date. On January 2, 2019, Mr. Fievez was granted 2,000 shares of restricted stock, which became fully vested upon Mr. Fievez's December 31, 2019 retirement. These restricted stock awards were granted to recognize the award recipients for their strong performance and to retain key executive talent.

Retirement and Transition of Michel Fievez

During 2019 and as an inducement to retain Mr. Fievez until an appropriate successor was identified, the Company granted Mr. Fievez a $100,000 retention bonus if he remained employed with the Company through December 31, 2019. In October 2019, the Company and Mr. Fievez agreed that Mr. Fievez would retire from his role as Executive Vice President, Engineered Papers, effective December 31, 2019. In connection with Mr. Fievez's retirement, the Company and Mr. Fievez entered into a transition agreement in October 2019, which provided for the waiver of the time-based vesting requirements with respect to Mr. Fievez's outstanding equity awards, resulting in Mr. Fievez's outstanding time-based restricted stock and 2018 performance shares vesting on December 31, 2019 and his 2019 performance shares vesting upon Committee certification of performance in 2020. In addition, Mr. Fievez and the Company entered into a consulting agreement pursuant to which Mr. Fievez will provide transition services to the Company through March 31, 2022 in exchange for a monthly retainer of 10,950 Euros ($12,295, based on a December 31, 2019 exchange rate) and a payment for the gross cost of his supplemental Luxembourg health insurance premiums. During the consulting period, Mr. Fievez is prohibited from competing with the Company. Mr. Fievez and the Company agreed that the transition agreement and consulting agreement would govern the terms of Mr. Fievez's separation and he would not be entitled to any other compensation from the Company, including severance. In addition, Mr. Fievez expressly waived the retention bonus described above. Please see the discussion below under "Potential Payments upon Termination or Change of Control" for further information regarding the amounts to be paid to Mr. Fievez in connection with his retirement.

Stock Ownership Guidelines

The Company has adopted the Schweitzer-Mauduit International, Inc. Stock Ownership Guidelines (the "Guidelines"), which require the Company's executive officers, including the Named Executive Officers, to own shares of Company common stock with a fair market value equal to a multiple of base salary. The Guidelines are designed to align the interests of the Company's executive officers with the long-term interests of the Company's stockholders and to promote commitment to sound corporate governance. Under the Guidelines, the Named Executive Officers must retain at least 50% of vested shares of Company common stock and shares acquired pursuant to the exercise of an option (except for shares sold to pay required tax withholding and the exercise price for options) until the required ownership guideline levels have been achieved (and thereafter if required to maintain the required ownership levels). Our Named Executive Officers must satisfy the Guidelines within five years after becoming subject to the Guidelines. Under the Guidelines, the Company's Chief Executive Officer is required to hold stock equal to a multiple of five times his base salary and each of the Company's other continuing Named Executive Officers is required to hold stock equal to a multiple of three times his base salary. As of the record date, each of our actively serving Named Executive Officers has either met (and continues to meet) the Guidelines or is progressing toward meeting the Guidelines within the required period.

What Counts Toward the Guidelines	What Does Not Count Toward the Guidelines

✓ Shares owned outright (including through vesting of equity awards)	× Performance shares
✓ Shares owned directly by a spouse, domestic partner, or minor child	× Service-based restricted stock
✓ Shares owned indirectly through beneficial trust ownership	× Unvested stock options
✓ Vested shares or stock units held in any Company equity plan, retirement plan or similar Company plan
✓ In-the-money value of vested but unexercised stock option awards payable in shares of Company common stock

How We Make Compensation Decisions

Compensation Approval Process

The Committee is responsible for determining the compensation of our Chief Executive Officer and each of our other executive officers. In setting the compensation of our other executive officers, the Committee takes into account the Chief Executive Officer's review of each executive officer's performance and his recommendations with respect to their compensation. The following is a summary of the compensation approval process during the year. While annual compensation decisions are generally made in the Committee's fall and winter meetings, the Committee meets at other times throughout the year as required to fulfill its oversight responsibility with respect to the Company's executive compensation program.

When Action is Taken	What Action Is Taken

Prior Year: October – November	• Chief Executive Officer meets with the Committee and the Committee's independent compensation consultant to review the annual competitive compensation analysis

•

Committee's independent compensation consultant advises the Committee regarding the composition of the compensation peer group and performs a competitive analysis of the Company's executive compensation practices compared to the peer group

• Independent compensation consultant prepares an executive compensation proposal for full Committee review
• Committee discusses the executive compensation program and evaluates whether the elements of compensation for officers and key employees are competitive
• Committee approves the executive officers' base salaries for the upcoming year

Current Year: February	• Committee reviews prior year performance of the Named Executive Officers, considering the input of the Chief Executive Officer for Named Executive Officers other than himself
• Committee certifies prior year's performance and determines incentive compensation payouts
• Board discusses the current and upcoming year compensation for the Chief Executive Officer
• Committee approves annual incentive targets, equity incentive plan targets, and performance-level objectives for the upcoming year

Independent Compensation Consultant

Willis Towers Watson provides executive compensation consulting services to the Committee. With respect to 2019, Willis Towers Watson provided services related to the review of 2019 compensation adjustments, including a review of market data, awards under our long-term incentive program, the setting of performance goals in our incentive plans including the payout leverage for results above and below the target performance levels, an analysis of the relationship between the Company's total direct pay relative to the competitive market, a review of trends and regulatory developments with respect to executive compensation, a review of our compensation peer group, and assistance with this Compensation Discussion & Analysis. Willis Towers Watson is retained by and reports to the Committee and, at the request of the Committee, participates in committee meetings. Willis Towers Watson did not provide any services to the Company in 2019. The Committee reviewed the independence of Willis Towers Watson under the New York Stock Exchange and SEC rules and concluded that the work of Willis Towers Watson has not raised any conflict of interest.

Market-Based Competitive Compensation Levels

During 2019, the Committee continued its philosophy of setting compensation within a range of the market median for each position, which experience has shown is the level at which the Company has been able to recruit and retain highly talented executives. Compensation paid to the executive team is based on competitive market data developed annually by Willis Towers Watson.

The competitive compensation analysis prepared by Willis Towers Watson in October 2018 for evaluating 2019 compensation was intended to reflect the scope of an executive's responsibilities, experience in the position, and competitive market conditions. The October 2018 compensation analysis relied on published survey data and proxy statement data from a peer group of companies.

Published Survey Data

The main basis used for comparison in the October 2018 compensation analysis was the following published survey data compiled by Willis Towers Watson:

  •
  For U.S.-based Named Executive Officers: Willis Towers Watson's 2018 General Industry Executive Compensation Survey Report and Mercer's 2018 Executive Benchmark Database

  •
  For the Named Executive Officer based in Luxembourg: Willis Towers Watson's 2018 Belgium Executive Compensation Database

The survey data is used for all Company executives as the primary tool for market comparisons as this source provides larger sample sizes and more direct matching between positions. All published survey data was aged to a common date of July 1, 2019 using an annual aging factor of 3.0% per year.

Proxy Statement Peer Group

The October 2018 compensation analysis also relied on proxy statement data from a peer group of 15 companies to supplement the survey data discussed above. The Committee believes that the Company's peer group should reflect the industries in which the Company potentially competes for business, executive talent and capital, as well as the Company's significant international operations.

The peer group used for evaluating 2019 compensation decisions consisted of the companies below. This is the same peer group that was used for evaluating 2018 compensation decisions.

Peer Company	Revenues (in millions)*	Market Cap Monthly (in millions) (as of July 31, 2018)	International Business (~% of Total Revenues Outside of the U.S.)
AptarGroup, Inc.	$2,469	$6,390	74%

Balchem Corporation	$595	$3,220	23%

Clearwater Paper Corporation	$1,730	$372	5%

Deluxe Corporation	$1,966	$2,806	5%

Innospec, Inc.	$1,307	$1,975	59%

Innophos Holdings	$722	$883	38%

KapStone Paper and Packaging Corporation	$3,316	$3,403	14%

Lydall, Inc.	$698	$806	46%

Minerals Technologies	$1,676	$2,674	44%

Multi-Color Corporation	$1,301	$1,358	55%

Neenah Paper, Inc.	$980	$1,476	24%

OMNOVA Solutions Inc.	$783	$420	38%

PH Glatfelter Company	$1,596	$717	45%

PolyOne Corporation	$3,230	$3,585	0%

Quaker Chemical Corporation	$820	$2,367	55%

75th Percentile	$1,848	$3,013	51%

Median	$1,307	$1,975	41%

25th Percentile	$802	$845	23%

Company**	$1,073	$1,276	52%

*
Data was compiled by Willis Towers Watson. The data generally represents revenue for the most recent fiscal year end available to Willis Towers Watson at the time Willis Towers Watson compiled the data in October 2018.

**
Data represents the Company's projected revenues (including joint ventures) for 2018 at the time Willis Towers Watson compiled the data in October 2018.

The Committee considers 2019 target total direct compensation to be competitive if it falls with +/–20% of the market median. The analysis evaluates the following components:

  •
  base salary;

  •
  annual incentive bonus (assuming attainment of the target objective level, as a percentage of base salary);

  •
  target total cash compensation (base salary plus target level annual incentive);

  •
  long-term incentive compensation (assuming attainment of the target objective level); and

  •
  target total direct compensation, which is the sum of base salary plus annual incentive plus long-term incentive compensation at the target levels.

Risk Management

On an annual basis, the Committee reviews the risks associated with the Company's executive compensation program and whether the program was reasonably likely to have a material adverse effect on the Company. The Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, were not reasonably likely to have a material adverse effect on the Company.

 COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the "Compensation Discussion & Analysis" with management.

Based on the review and discussions, the Committee recommended to the Board that the "Compensation Discussion & Analysis" be included in the Company's 2020 Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Anderson D. Warlick (Chair)
Deborah Borg
Marco Levi

2019 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Named Executive Officers for 2019 and, to the extent required by the SEC executive compensation disclosure rules, 2018 and 2017. For 2019, our Named Executive Officers were our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who served in such capacities as of December 31, 2019.

Name and principal position (a)	Year (b)	Salary($) (c)	Bonus($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total($) (j)

Jeffrey Kramer, PhD	2019	$749,000	—	$4,231,539	—	$1,490,052	—	$222,348	$6,692,939
Chief Executive	2018	$700,000	—	$1,445,014	—	$881,213	—	$224,548	$3,250,775
Officer(3)	2017	$454,110	$157,000	$1,098,199	—	$556,199	—	$387,695	$2,653,202
R. Andrew Wamser, Jr.	2019	$448,050	—	$1,187,906	—	$534,807	—	$376,330	$2,547,093
EVP, Finance and	2018	$393,287	—	$474,991	—	$297,060	—	$181,482	$1,346,820
CFO(4)
Michel Fievez	2019	$457,859	—	$769,310	—	$465,991	$22,525	$93,220	$1,808,905
Former EVP,	2018	$458,287	—	$251,719	—	$352,515	$14,150	$80,007	$1,156,678
Engineered Papers(5)	2017	$468,927	—	$237,842	—	$327,322	$6,201	$139,599	$1,179,891
Daniel Lister	2019	$446,505	—	$826,001	—	$446,592	—	$31,758	$1,750,856
EVP, Advanced	2018	$433,500	—	$232,647	—	$231,756	—	$16,961	$914,864
Materials &	2017	$433,500	$16,000	$249,546	—	$259,241	—	$41,625	$999,912
Structures(6)
Ricardo Nuñez	2019	$444,960	—	$823,521	—	$531,119	—	$76,715	$1,876,315
EVP, General Counsel	2018	$416,000	—	$219,984	—	$314,215	—	$31,189	$981,388
and Secretary(7)	2017	$387,868	—	$209,950	—	$258,816	—	$19,218	$875,852

(1)
The amounts reported in this column for 2019 represent the performance share awards and service-based restricted stock awards that were awarded as part of the 2019 annual equity grants, valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"). In addition, the 2019 amounts include the grant date fair value of 5,000 shares of restricted stock granted to Messrs. Wamser, Lister and Nuñez and 2,000 shares of restricted stock granted to Mr. Fievez, in each case, granted under the Company's 2015 LTIP in January 2019. The amounts included in this column for the performance share awards are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. Assuming the highest level of performance would have been achieved for the performance shares, the maximum value of these awards at the grant date would be as follows: Dr. Kramer $5,266,397; Mr. Wamser $1,283,466; Mr. Fievez $895,068; Mr. Lister $872,100; and Mr. Nuñez $865,097. See Note 20 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(2)
The amounts reported in this column for 2019 represent annual incentive awards earned based on 2019 performance for each Named Executive Officer.

(3)
The amount reported for 2019 in column (i) for Dr. Kramer consists of (a) $86,413 in Company contributions to the Company's Deferred Compensation Plan, (b) $102,522 in dividends on unvested restricted stock awards, (c) $12,086 in 401(k) savings plan matching contributions, (d) $11,327 in Company-paid life and disability insurance premiums, and (e) $10,000 in travel and parking benefits.

(4)
The amount reported for 2019 in column (i) for Mr. Wamser consists of (a) $38,444 in dividends on unvested restricted stock awards, (b) $14,864 in 401(k) savings plan matching contributions, (c) $6,940 in Company-paid life and disability insurance premiums, and (d) $316,082 in trailing relocation expenses, which include (i) $160,172 for closing costs and standard real estate fees, (ii) $13,357 for moving and storage expenses, and (iii) $142,553 for tax gross-ups. The amounts included with respect to the relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Wamser, as applicable.

(5)
Mr. Fievez's compensation was paid in Euros and has been converted at the December 31, 2019 exchange rate of 1.1228 Euros to the U.S. dollar for 2019 compensation, December 31, 2018 exchange rate of 1.1436 Euros to the U.S. dollar for 2018 compensation, and December 31, 2017 exchange rate of 1.1994 Euros to the U.S. dollar for 2017 compensation. The amount reported for 2019 in column (i) for Mr. Fievez consists of (a) $20,490 in dividends on unvested restricted stock awards, (b) $6,040 in Company-paid life and disability insurance premiums, (c) $16,851 in Luxembourg holiday pay, (d) $13,231 representing the lease and insurance expense associated with a Company-provided car, (e) $7,000 in tax preparation services, (f) $11,263 in contributions to his Luxembourg Pension, (g) $17,740 in a goods and services allowance, and (h) $605 for luncheon vouchers. The amount reported in the Change in Pension and Non-qualified Deferred Compensation Earnings represents the change in accumulated benefits under the Luxembourg Pension Plan and a French Pension Plan. The amounts included with respect to Mr. Fievez's allowances were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to Mr. Fievez.

(6)
The amount reported for 2019 in column (i) for Mr. Lister consists of (a) $24,886 in dividends on unvested restricted stock awards and (b) $6,872 in Company-paid life and disability insurance premiums.

(7)
The amount reported for 2019 in column (i) for Mr. Nuñez consists of (a) $18,853 in Company contributions to the Company's Deferred Compensation Plan, (b) $33,252 in dividends on unvested restricted stock awards, (c) $14,253 in 401(k) savings plan matching contributions, and (d) $10,357 in Company-paid life and disability insurance premiums.

2019 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our Named Executive Officers in 2019.

								All Other
								Stock
								Awards:	Grant
	Grant	Estimated Future Payouts			Estimated Future Payouts			Number of	Date
Name	Date	Under Non-Equity Incentive			Under Equity Incentive			Shares of	Fair Value
(a)	(b)	Plan Awards(1)			Plan Awards(2)			Stocks or	of Stock

		Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)	Units (#)(j)(3)	Awards ($)(k)(4)

Jeffrey Kramer, PhD	N/A	$374,500	$749,000	$1,498,000	—	—	—	—	—
	2/20/19	—	—	—	24,849	49,698	99,396	—	$3,309,925
	2/20/19	—	—	—	—	—	—	26,760	$921,614
R. Andrew Wamser, Jr.	N/A	$134,415	$268,830	$537,660	—	—	—	—	—
	2/20/19	—	—	—	6,056	12,112	24,224	—	$806,688
	2/20/19	—	—	—	—	—	—	6,522	$224,618
	1/28/19	—	—	—	—	—	—	5,000	$156,600
Michel Fievez	N/A	$134,986	$269,971	$539,942	—	—	—	—	—
	2/20/19	—	—	—	4,223	8,446	16,892	—	$562,577
	2/20/19	—	—	—	—	—	—	4,548	$156,633
	1/2/19	—	—	—	—	—	—	2,000	$50,100
Daniel Lister	N/A	$133,952	$267,903	$535,806	—	—	—	—	—
	2/20/19	—	—	—	4,115	8,230	16,460	—	$548,113
	2/20/19	—	—	—	—	—	—	4,432	$152,638
	1/2/19	—	—	—	—	—	—	5,000	$125,250
Ricardo Nuñez	N/A	$133,488	$266,976	$533,952	—	—	—	—	—
	2/20/19	—	—	—	4,101	8,202	16,404	—	$546,184
	2/20/19	—	—	—	—	—	—	4,416	$152,087
	1/2/19	—	—	—	—	—	—	5,000	$125,250

(1)
These amounts consist of the threshold, target and maximum cash award levels under the 2019 annual incentive program. The amount actually earned by each Named Executive Officer is included in the Non-Equity Incentive Plan Compensation column in the 2019 Summary Compensation Table.

(2)
These amounts represent the threshold, target and maximum performance shares that could have been earned during the 2019 performance cycle under the Company's 2015 LTIP. These performance shares were earned based on the Company's adjusted EBITDA performance and, with respect to the Named Executive Officers other than Mr. Fievez, will vest 50% on each of the first and second anniversaries of the date on which the Committee certifies the adjusted EBITDA achievement level, subject to the Named Executive Officer's continued employment through such dates. Mr. Fievez's performance shares fully vested in connection with his retirement on the date on which the Committee certified the adjusted EBITDA achievement level.

(3)
Except as noted in footnote 5, these amounts represent shares of time-based restricted stock granted pursuant to the long-term incentive award opportunities under the Company's 2015 LTIP, which with respect to the Named Executive Officers other than Mr. Fievez, vested 50% in February 2020 and will vest 50% in February 2021, subject to the Named Executive Officer's continued employment through the applicable vesting date. Mr. Fievez's time-based restricted stock fully vested upon his December 31, 2019 retirement.

(4)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance shares, are based upon the probable outcome of the applicable performance conditions. See Note 20 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of the relevant assumptions used in calculating the amounts.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table provides information regarding unvested stock awards held by each of the Named Executive Officers other than Mr. Fievez as of December 31, 2019.

Name(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Jeffrey Kramer, PhD	154,358(2)	$6,481,492
R. Andrew Wamser, Jr.	45,266(3)	$1,900,719
Daniel Lister	30,055(4)	$1,262,009
Ricardo Nuñez	34,752(5)	$1,459,236

(1)
Mr. Fievez is excluded from this table because all of his stock awards vested as of December 31, 2019, pursuant to the terms of his transition agreement and as a result of the retirement provisions included in the award agreements.

(2)
Consists of 26,760 shares (13,380 of which vested or will vest on each of February 20, 2020 and 2021); 6,821 shares that vested on February 28, 2020; 2,250 shares that will vest on April 21, 2021; 22,420 shares earned based on 2018 performance (11,210 of which vested or will vest on each of February 28, 2020 and 2021); and 96,107 shares earned based on 2019 performance (48,054 of which will vest on February 28, 2021, and 48,053 of which will vest on February 28, 2022), in each case, subject to Dr. Kramer's continued employment through the applicable vesting date.

(3)
Consists of 6,522 shares (3,261 of which vested or will vest on each of February 20, 2020 and 2021); 1,533 shares that vested on February 28, 2020; 3,750 shares that will vest on February 5, 2022; 5,000 shares that will vest on January 28, 2023; 5,038 shares earned based on 2018 performance (2,519 of which vested or will vest on each of February 28, 2020 and 2021); and 23,423 shares earned based on 2019 performance (11,712 of which will vest on February 28, 2021, and 11,711 of which will vest on February 28, 2022), in each case, subject to Mr. Wamser's continued employment through the applicable vesting date.

(4)
Consists of 4,432 shares (2,216 of which vested or will vest on each of February 20, 2020 and 2021); 1,098 shares that vested on February 28, 2020; 5,000 shares that will vest on January 2, 2023; 3,610 shares earned based on 2018 performance (1,805 of which vested or will vest on each of February 28, 2020 and 2021); and 15,915 shares earned based on 2019 performance (7,958 of which will vest on February 28, 2021, and 7,957 of which will vest on February 28, 2022), in each case subject to Mr. Lister's continued employment through the applicable vesting date.

(5)
Consists of 4,416 shares (2,208 of which vested or will vest on each of February 20, 2020 and 2021); 1,013 shares that vested on February 28, 2020; 5,000 shares that will vest on September 30, 2021; 5,000 shares that will vest on January 2, 2023; 3,464 shares earned based on 2018 performance (1,732 of which vested or will vest on each of February 28, 2020 and 2021); and 15,859 shares earned based on 2019 performance (7,930 of which will vest on February 28, 2021, and 7,929 of which will vest on February 28, 2022), in each case subject to Mr. Nuñez's continued employment through the applicable vesting date.

(6)
Value calculated using the December 31, 2019 closing share price of $41.99.

 2019 STOCK VESTED TABLE

The following table provides information concerning vesting of stock during 2019 for each of the Named Executive Officers.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey Kramer, PhD	19,530	790,770
R. Andrew Wamser, Jr.	1,533	62,071
Michel Fievez	35,668	1,439,127
Daniel Lister	5,783	228,072
Ricardo Nuñez	1,013	41,016

2019 PENSION BENEFITS

The following table provides information regarding Mr. Fievez's pension benefits under the Luxembourg pension plan and the SWM France defined contribution retirement plan as of December 31, 2019.

Name	Plan	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year

Michel Fievez	Luxembourg Pension	4.3	$75,712	—
	SWM France Defined Contribution Retirement Plan	5.5	$44,148	—

Mr. Fievez participated in the Company's supplemental defined pension contribution plan for Luxembourg employees, which was adopted during 2016. This is a social supplemental plan that provides annuitized income to the participant upon retirement, in addition to the standard insured social retirement benefit. The present value of contributions accrued for his benefit as of December 31, 2019, shown in dollars, was converted from Euros at the December 31, 2019 exchange rate of 1.1228 Euros to the U.S. dollar.

Prior to his relocation to Luxembourg, Mr. Fievez participated in a national retirement arrangement required by French law. In connection with his relocation, Mr. Fievez's plan under French law was frozen until Mr. Fievez recommenced active participation in the French plan or his eligible retirement under French law.

Mr. Fievez's retirement from the Company on December 31, 2019 constituted an eligible retirement under applicable law, and amounts will be paid to Mr. Fievez in accordance with the terms of the French and Luxembourg plans.

 2019 NON-QUALIFIED DEFERRED COMPENSATION

Although all of our U.S.-based Named Executive Officers are eligible to participate in the Deferred Compensation Plan, Dr. Kramer and Mr. Nuñez are our only Named Executive Officers who have elected to participate in such plan. The following table provides information regarding compensation that has been deferred by Dr. Kramer and Mr. Nuñez pursuant to the terms of our Deferred Compensation Plan.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals / distributions	Aggregate balance at last FYE ($)(3)
Jeffrey Kramer, PhD	$163,021	$86,413	$45,040	—	$512,003
Ricardo Nuñez	$31,422	$18,853	$4,155	—	$54,430

(1)
These amounts represent deferrals of the participating Named Executive Officer's salary and compensation received under the annual incentive program and are included in the "Salary" and "Non-Equity Incentive Plan Compensation" columns in the 2019 Summary Compensation Table.

(2)
Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and are included in the "All Other Compensation" column in the 2019 Summary Compensation Table.

(3)
Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2018: Dr. Kramer – $134,214; and Mr. Nuñez – $0.

Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Deferred Compensation Plan No. 2, a non-qualified deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain income taxes. Eligibility to participate in the Deferred Compensation Plan is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Committee approval, make cash contributions to a participant's account in the Deferred Compensation Plan.

Amounts deferred into the Deferred Compensation Plan No. 2 by a participating officer, or contributed on the officer's behalf by the Company, can be invested at the officer's election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company's 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company's creditors while in the Deferred Compensation Plan No. 2.

A participant may elect to receive payment of the vested amount credited to his or her deferral account under the Deferred Compensation Plan No. 2 based on a participant election of a single lump sum or three, five, or ten annual installments. No payments may commence in fewer than five years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are Named Executive Officers, must defer distributions from the plan for six months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

On November 2, 2016, the Committee adopted and approved the Schweitzer-Mauduit International, Inc. 2016 Executive Severance Plan (the "2016 Plan") for members of the Company's senior executive team.

The 2016 Plan provides that in the event of termination of a participant's employment with the Company or one of its participating subsidiaries or business units within two years after a change of control of the Company for any reason other than cause, retirement, disability or death, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction cease to constitute a majority of the board of directors of the Company or any successor to the Company.

In the event of a qualifying termination of employment in connection with a change of control as of December 31, 2019, the Named Executive Officers would generally have been entitled to receive:

  i.
  a cash payment in an amount equal to three times the highest annual compensation (base salary and annual incentive awards) paid or payable within the three-year period ending on the date of termination; and

  ii.
  welfare benefits (including, health and dental benefits) from the Company for a period of three years.

The payments to a participant employed by one of the Company's non-United States subsidiaries or business units are subject to certain adjustments to take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and the participant's place of employment.

The 2016 Plan provides that any benefits triggered by a change of control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

Upon a change of control, all deferred compensation plan contributions that have been granted to a participant, but not yet vested as of December 31, 2019, vest automatically. Other than as noted below, awards granted under the Company's 2015 LTIP are subject to double trigger vesting upon a change of control – meaning that both a qualifying termination of employment and a change of control must occur prior to the accelerated vesting of such awards. Under the Company's annual incentive program, in the event a participant is terminated without cause within two years following a change of control, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives.

The 2016 Plan also provides that if a Named Executive Officer's employment with the Company or an affiliate terminates absent a change of control for a reason other than death, retirement, disability, voluntary resignation or cause, the Company will pay the Named Executive Officer an amount equal to a severance multiple determined by the Committee at the time the individual is selected for participation. In the cases of Messrs. Lister and Nuñez, this severance multiple equals one-half times base salary, in the case of Mr. Wamser, this severance multiple equals one times base salary, and in the case of Dr. Kramer, this severance multiple equals two times base salary, in each case payable as a cash lump sum. The 2016 Plan also provides for the continuation of the Company's welfare benefits for the number of years equal to the severance multiple. A participant cannot receive both this payment as well as compensation under the 2016 Plan's change of control provisions. The continuing Named Executive Officers are also eligible to receive salary continuation in the event of death or disability. Disability pay is provided through a combination of Company-paid short-term disability benefits and insured long-term disability benefits in accordance with Company policy.

The Committee establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the 2016 Plan. Subject to certain conditions, the 2016 Plan may be amended or terminated by resolution of the Board, but no such amendment or termination may be effective during the two-year period following a change of control of the Company without the consent of all participants.

The Company's equity award agreements also include accelerated vesting provisions for a termination of employment (i) due to death, disability, or retirement (age 55, with at least five years of service to the Company and consent to retire provided by the Committee); (ii) without cause or due to good reason within 24 months following a "change in control" of the Company; or (iii) without cause not within such 24-month period. If the performance period with respect to a performance award is in process, then the award will (a) vest on a pro rata basis based on target performance in the event of death, disability, or termination of employment without cause or due to good reason within 24 months following a change in control; (b) vest on a pro rata basis based on actual performance for in-process performance periods in the case of retirement; or (c) be forfeited for a termination of employment for any other reason.

The maximum amounts payable upon termination pursuant to the 2016 Plan, assuming that a change of control of the Company and/or a qualifying termination of employment had occurred on December 31, 2019, are set forth in the following tables for all Named Executive Officers other than Mr. Fievez.

In addition, in the event of termination, retirement, death or disability, each participating Named Executive Officer is also entitled to his benefits discussed above under "2019 Non-Qualified Deferred Compensation" and "2019 Pension Benefits," as applicable.

As discussed above in the "Compensation Discussion & Analysis," effective December 31, 2019, Mr. Fievez retired from employment as the Company's Executive Vice President, Engineered Papers. In connection with Mr. Fievez's retirement, the Company and Mr. Fievez entered into a transition agreement in October 2019, which provided for the waiver of the time-based vesting requirements with respect to Mr. Fievez's outstanding equity awards, resulting in Mr. Fievez's outstanding time-based restricted stock and 2018 performance shares vesting on December 31, 2019 ($82,258, based on a December 31, 2019 stock price) and his 2019 performance shares vesting upon Committee certification of performance in 2020 ($563,360, based on a February 19, 2020 stock price). In addition, Mr. Fievez and the Company entered into a consulting agreement pursuant to which Mr. Fievez will provide transition services to the Company through March 31, 2022 in exchange for a monthly retainer of 10,950 Euros ($12,295, based on a December 31, 2019 exchange rate) and a payment for the gross cost of his supplemental Luxembourg health insurance premiums during the consulting period, of which the estimated value based on health insurance premium costs as of December 31, 2019 is 7,925 Euros ($8,898, based on a December 31, 2019 exchange rate). During the consulting period, Mr. Fievez is prohibited from competing with the Company.

 Potential Payments to Jeffrey Kramer, PhD, upon Retirement,
Termination or Change of Control as of December 31, 2019

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)

Base Salary	Lump sum cash	–	–	$1,498,000	$2,247,000	$559,445	–
Incentive Compensation
Short-Term Incentive	Lump sum cash	–	–	–	$4,470,156	$1,490,052	–
Performance Shares and Restricted Stock	Shares	–	–	$5,864,533	$6,481,492	$5,825,189	–
Benefits and Perquisites:
Health Care	–	–	–	–	$73,440	–	–
Dental Care	–	–	–	–	$3,625	–	–
Disability Benefits	–	–	–	–	$27,015	–	–
Life Insurance	–	–	–	–	$6,966	$1,000,000	–
Accrued carryover for paid time off	Lump sum cash	–	–	$14,404	$43,212	$14,404	–
Qualified 401(k) Plan	Lump sum benefit	$12,086	$12,086	$12,086	$12,086	$12,086	$12,086
Excess 401(k) in Deferred Comp	Lump sum benefit	$86,413	$86,413	$86,413	$86,413	$86,413	$86,413
Total Executive Severance		$98,499	$98,499	$7,475,436	$13,451,405	$8,987,589	$98,499

 Potential Payments to R. Andrew Wamser, Jr. upon Retirement,
Termination or Change of Control as of December 31, 2019

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)

Base Salary	Lump sum cash	–	–	$448,050	$1,344,150	$354,744	–
Incentive Compensation
Short-Term Incentive	Lump sum cash	–	–	–	$1,604,421	$534,807	–
Performance Shares and Restricted Stock	Shares	–	–	$1,521,046	$1,900,719	$1,396,377	–
Benefits and Perquisites:
Health Care	–	–	–	–	$73,440	–	–
Dental Care	–	–	–	–	$3,625	–	–
Disability Benefits	–	–	–	–	$18,390	–	–
Life Insurance	–	–	–	–	$2,430	$500,000	–
Accrued carryover for paid time off	Lump sum cash	–	–	$8,616	$25,849	$8,616	–
Qualified 401(k) Plan	Lump sum benefit	$14,864	$14,864	$14,864	$14,864	$14,864	$14,864
Total Executive Severance		$14,864	$14,864	$1,992,576	$4,987,888	$2,809,408	$14,864

Potential Payments to Daniel Lister upon Retirement,
Termination or Change of Control as of December 31, 2019

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)

Base Salary	Lump sum cash	—	—	$223,253	$1,339,515	$333,505	—
Incentive Compensation
Short-Term Incentive	Lump sum cash	—	—	—	$1,339,776	$446,592	—
Performance Shares and Restricted Stock	Shares	—	—	$1,011,497	$1,262,009	$959,010	—
Benefits and Perquisites:
Health Care	—	—	—	—	$73,440	—	—
Dental Care	—	—	—	—	$3,625	—	—
Disability Benefits	—	—	—	—	$18,186	—	—
Life Insurance	—	—	—	—	$2,430	$500,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	$8,587	$25,760	$8,587	—
Total Executive Severance		—	—	$1,243,337	$4,064,741	$2,247,694	—

 Potential Payments to Ricardo Nuñez upon Retirement,
Termination or Change of Control as of December 31, 2019

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)

Base Salary	Lump sum cash	—	—	$222,480	$1,334,880	$332,351	—
Incentive Compensation:
Short-Term Incentive	Lump sum cash	—	—	—	$1,593,357	$531,119	—
Performance Shares and Restricted Stock	Shares	—	—	$1,117,186	$1,459,236	$946,623	—
Benefits and Perquisites:
Health Care	—	—	—	—	$73,440	—	—
Dental Care	—	—	—	—	$3,625	—	—
Disability Benefits	—	—	—	—	$24,102	—	—
Life Insurance	—	—	—	—	$6,966	$500,000	—
Accrued carryover for paid time off	Lump sum cash	—	—	$8,557	$25,671	$8,557	—
Qualified 401(k) Plan	Lump sum benefit	$14,253	$14,253	$14,253	$14,253	$14,253	$14,253
Excess 401(k) in Deferred Comp	Lump sum benefit	$18,853	$18,853	$18,853	$18,853	$18,853	$18,853
Total Executive Severance		$33,106	$33,106	$1,381,329	$4,554,383	$2,351,756	$33,106

 PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Dr. Kramer, our Chief Executive Officer.

Ratio

For 2019,

•
The median of the annual total compensation of all of our employees, other than Dr. Kramer, was $47,026.
•
Dr. Kramer's annual total compensation was $6,692,939. This is the same amount reported in the Total column of the 2019 Summary Compensation Table.
•
Based on this information, the ratio of the annual total compensation of Dr. Kramer to the median of the annual total compensation of all employees is estimated to be 142 to 1.

Identification of Median Employee

We believe that there have been no significant changes to the Company's employee population or employee compensation arrangements during 2019 that would significantly impact the pay ratio disclosure. Therefore, as permitted by the SEC executive compensation disclosure rules, we are using the same median employee for purposes of disclosing the Company's 2019 pay ratio as was used for the 2018 pay ratio.

Accordingly, we selected December 31, 2018 as the date on which to determine our median employee. As of that date, we had approximately 3,570 employees. In addition, as is permitted by the SEC's executive compensation disclosure rules, we eliminated 149 employees in China (approximately 4.2% of our total employee population) from the data set.

For purposes of identifying the median employee from this data set, we considered the base salary, annual incentive and retirement plan contributions of the employees in the data set for the 12-month period ended December 31, 2018. Next, utilizing the methodology established in consultation with the Committee's independent consultant, we statistically narrowed down the employee population to a group of employees with the highest probability of containing the median employee using a stratification process based on base salary. As approximately 95% of the statistical sample of employees worked in the U.S. and France, this established the range of employees (299) from which the median would be derived. Then, using three-year gross wage data, we isolated a narrow subset of the median employee population that had stable earning histories and were within a 5% range of the median employee for 2016-2018. Finally, we calculated the 2019 annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K for this subset of median employees and, for purposes of this pay ratio disclosure, selected from this subset of employees the median employee who we believe is most representative of the typical employee at the Company.

Compensation of Directors

Every other year, the Compensation Committee reviews non-employee director compensation to evaluate whether non-employee director compensation is consistent with market practices. In 2017, the Compensation Committee retained Willis Towers Watson, the Committee's independent compensation consultant, to perform an Outside Director Pay Review based on publicly stated non-employee director compensation at the same peer group of companies examined in the 2017 executive competitive compensation analysis. The 2017 pay review concluded that total non-employee director compensation at the Company ranked at approximately the 46th percentile of peers and was 4% below the peer group median on a dollar value basis. Accordingly, the Compensation Committee determined, in consultation with Willis Towers Watson, to recommend to the Board that non-employee director compensation be brought closer to the targeted market median. Based on such recommendation, the Board adjusted the non-employee director compensation program for the January 1, 2018 through December 31, 2019 period, as noted below.

  •
  An annual Board retainer of $85,000 in stock plus $60,000 in cash. Retainers are paid quarterly, with the stock retainer valuation based on the closing price on the trading day immediately preceding the grant date and prorated for one partial quarter of service.

  •
  Additional annual retainer for the Non-Executive Chairman was $75,000 per year, paid quarterly in cash.

  •
  Directors who serve on committees receive an additional annual retainer, paid quarterly in cash as follows:

  •
  Audit Committee: $30,000 for Chair; $15,000 for other members

  •
  Compensation Committee: $20,000 for Chair; $10,000 for other members

  •
  Nominating & Governance Committee: $15,000 for Chair; $10,000 for other members

Additionally, in connection with the 2019 pay review and after considering input from Willis Towers Watson, the Board increased the annual Board retainer to $95,000 in stock plus $70,000 in cash for the January 1, 2020 through December 31, 2021 period.

A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board but is reimbursed for expenses incurred as a result of such service. Each non-employee director earned the following compensation in 2019 in addition to reimbursement of his or her actual and reasonable travel expenses.

2019 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards ($)(2)	Total

Claire L. Arnold(3)	$25,495	$27,088	$52,583
Deborah Borg(4)	$60,083	$72,958	$133,041
K.C. Caldabaugh	$90,151	$85,000	$175,151
Jeffrey K. Keenan	$90,000	$85,000	$175,000
Marco Levi	$79,313	$85,000	$164,313
Kimberly E. Ritrievi, ScD	$92,720	$85,000	$177,720
John D. Rogers	$145,879	$85,000	$230,879
Anderson D. Warlick	$91,813	$85,000	$176,813

(1)
Dr. Kramer is not included in this table as he was an employee of the Company while serving on the Board of Directors and received no additional compensation for his service as a director. The 2019 compensation received by Dr. Kramer as an employee of the Company is shown in the 2019 Summary Compensation Table.

(2)
As of December 31, 2019, the total number of stock awards outstanding per director, in the form of shares or share units, were as follows: Ms. Arnold – 62,071; Ms. Borg – 2,070; Mr. Caldabaugh – 45,067; Mr. Keenan – 19,231; Mr. Levi – 0; Dr. Ritrievi – 4,590; Mr. Rogers – 27,837; and Mr. Warlick – 37,221. These totals also include accumulated dividends on stock units.

(3)
Ms. Arnold resigned from the Board of Directors, effective at the Company's 2019 annual meeting of stockholders.

(4)
Ms. Borg was appointed to the Board of Directors and the Compensation Committee, effective February 21, 2019.

U.S. directors may elect to defer all or part of their compensation to the Deferred Compensation Plan No. 2 for Non-Employee Directors, a non-qualified, deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain federal and state income taxes. Each participating director has an individual deferral account that is credited with cash or stock units, which include accumulated dividends. Cash credits accrue market-based investment earnings. The stock units do not have any voting rights. Because of regulatory changes, Deferred Compensation Plan No. 2 replaced the Deferred Compensation Plan for Non-Employee Directors in effect from 2000 to 2004, which operated in a similar manner. The earlier plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on individual account balances as of that date. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants' account balances in either plan.

CORPORATE GOVERNANCE

Board of Directors and Standing Committees

Board Leadership Structure

The Board is led by the Chairman of the Board. The Board appointed Mr. Rogers to succeed Mr. Caldabaugh as Chairman of the Board, effective as of April 25, 2019. As an independent director, Mr. Rogers serves as Non-Executive Chairman.

The Board believes that whether one person should simultaneously occupy the offices of Chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its stockholders. When the same person holds the Chairman and Chief Executive Officer roles or when the Chairman is not independent, the independent directors elect a Lead Non-Management Director for a two-year term, and after two of such terms, he or she becomes ineligible to stand for re-election to that position for at least one term.

The Non-Executive Chairman acts as liaison between the Chief Executive Officer and the independent directors. The Non-Executive Chairman or non-management directors as a group can retain such independent experts they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any director and the Chief Executive Officer and any other member of management, and such communications are not required to go through the Non-Executive Chairman or the Chief Executive Officer, in the case of director communication with other members of management. The Non-Executive Chairman will be available for consultation and direct communication if requested by any major stockholder of the Company.

Director Independence

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition to the independence standards of the SEC and the NYSE, the Board has adopted certain categorical standards of independence. The following persons shall not be considered independent:

                  a.     A director who is employed by the Company or any of its affiliates for the current year or any of the past five years.

                  b.     A director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

                  c.     A director who is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

                  d.     A director who is, or in the past five years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term "Family Member" shall mean a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person's home.

                  e.     A director who, during the current fiscal year or any of the past five fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

                  f.      A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed one percent (1%) of the recipient's annual consolidated gross revenues in the current year or any of the past five fiscal years; unless, for provisions (e) and (f), the Board expressly determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

Based on the foregoing standard, as well as the applicable standards for independence articulated by the NYSE and the SEC, the Board affirmatively determined that the following current and former directors met the applicable independence standards:

Claire L. Arnold*	Mark L. Bye
Deborah Borg	K.C. Caldabaugh
Jeffrey J. Keenan	Marco Levi
Kimberly E. Ritrievi	John D. Rogers
Anderson D. Warlick

*
Retired from the board in April 2019.

Dr. Kramer is a member of management and is not independent.

Financial Experts

The Board determined that Ms. Ritrievi and Messrs. Bye, Caldabaugh, Keenan, Levi, and Rogers each qualify as "audit committee financial experts" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Standing Committees

Each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee is a "Standing Committee" of the Board. Each Standing Committee is composed entirely of independent directors.

The following table lists the current members, principal functions and meetings held in 2019 for each of the Standing Committees:

Members	Principal Functions	Meetings in 2019

Audit Committee Kimberly E. Ritrievi (Chair) John D. Rogers Mark L. Bye K.C. Caldabaugh* Jeffrey J. Keenan No member serves on the audit committee of more than three public companies, including the Company's Audit Committee.	• Appointment of outside auditors to audit the records and accounts of the Company • Retain and compensate outside auditors • Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems • Monitor the Company's compliance with legal and regulatory requirements • The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Audit Committee Report"	7
Compensation Committee Anderson D. Warlick (Chair) Deborah Borg Marco Levi	• Evaluate and approve executive officer compensation • Review compensation strategy, plans and programs and evaluate related risk • Evaluate and make recommendations on director compensation • The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Compensation Discussion & Analysis"	3
Nominating & Governance Committee Jeffrey J. Keenan (Chair) Mark L. Bye K.C. Caldabaugh* Marco Levi Anderson D. Warlick	• Review and recommend to the Board candidates for election by stockholders or to fill any vacancies on the Board; evaluate stockholder nominees • Oversee the Board, committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company's governance policies • Oversee and report to the Board on the succession planning process with respect to directors and the Chief Executive Officer, including review of a transition plan in the event of an unexpected departure or incapacity of the Chief Executive Officer	1

*
Mr. Caldabaugh is retiring immediately following the Annual Meeting.

Director Attendance

The Board met 7 times in 2019. All of our directors then in office attended 100 percent of the meetings of the Board and applicable committees in 2019.

The Company expects members of the Board to attend each Annual Meeting and all directors who were then in office attended the 2019 Annual Meeting.

Director Training

From time to time, directors participate in the Company's compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. The Board adopted a Policy on Orientation and Continuing Education for Board Members as part of the Company's Corporate Governance Guidelines. The policy requires orientation for new directors and ongoing presentations and training for existing directors, as well as periodic reports on continuing education to the Nominating & Governance Committee.

Board Evaluation

The Board and its committees conduct annual self-evaluations, and the Non-Executive Chairman or Lead Independent Director, as applicable, may also engage individual Board members regarding Board or Committee performance. Evaluations of individual directors occur in connection with the evaluation of each director's nomination for re-election to an additional term and also after completing the first year of Board service for any new director. The Nominating & Governance Committee oversees the Board, committee, and individual evaluation processes.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure and liquidity risk issues and oversees the internal control mechanisms used by management in both the financial and non-financial areas. The Audit Committee regularly discusses with management major financial and cyber security risk exposures, compensation risks and other risks, and the steps management has taken to monitor and control such exposures. Virtually every Audit Committee meeting includes items relating to risk review, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities and liquidity measures. The Audit Committee has regular interaction with the Company's independent auditors throughout the year, including executive sessions to address internal control and other matters.

The Nominating & Governance Committee regularly assesses the Company's governance controls. It also undertakes an ongoing review of succession planning, including to assure an appropriate process exists to find appropriately qualified replacement directors as needed for the Board and its committees and to maintain the continuity of management.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company's business goals. The Compensation Committee also assesses the risk posed by the Company's compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews and regular Committee Chair reports to the Board. More in-depth reviews are provided periodically on selected topics, e.g., litigation and regulatory compliance, customer satisfaction and performance assessments and strategic planning.

The Company maintains an internal audit department and an Enterprise Risk Management ("ERM") function to oversee the development, implementation and ongoing refinement of a comprehensive ERM program. As part of this program, we undertake an extensive exercise to identify and assess the most significant risks across the enterprise. This annual process includes a robust analysis of both internal and external factors that may impede our ability to execute our strategies, meet business objectives or achieve stakeholder requirements and expectations. We also conduct interviews with senior leaders to identify material risks. This leads us to develop and execute comprehensive actions to manage or mitigate these risks. Furthermore, we continuously monitor these risks and the evolving environment to proactively identify and respond to shifting or emerging risks and strive to provide ongoing assurance that risks are effectively and efficiently managed.

Environmental and Social Matters

We believe that building long-term value for our customers, employees and stockholders includes a focus on ensuring the long-term sustainability of our business, corporate citizenship and contributing to our communities. Corporate responsibility has long been part of the SWM corporate mission and is one of our core values. Our manufacturing facilities and corporate office have a longstanding tradition of community engagement and reducing our impact on the environment. Our sustainability initiatives are further described on our corporate website at https://www.swmintl.com/expertise/sustainability.

In 2018, we refreshed our sustainability strategy through efforts lead by our Operational Excellence and Sustainability department in connection with key parties across SWM, including our Chief Executive Officer Jeffrey Kramer and the Board of Directors. We also updated our supplier code, the SWM Code for Responsible Procurement, and our Transparency in Supply Chains Act statement to further align with our sustainability goals.

Across SWM, we conduct business with environmental, social, ethical, and supply chain-related concerns in mind. Some of our key environmental and social initiatives are highlighted below:

Environmental Initiatives

  •
  Sustainable Packaging Material: We use Cocoa PaperTM as packaging material. Cocoa PaperTM is made from botanical fibers and is an eco-efficient product. Cocoa PaperTM fibers are 100% carbon neutral, a first in the Engineered Papers (EP) portfolio. Sales of Cocoa PaperTM benefit the Jacundá Forestry REDD+ Project in Brazil through the purchase of carbon credits to offset the impact of projected product sales.

  •
  Ethical Sourcing: 100% of the wood pulp that SWM uses is sourced from Forest Stewardship Council (FSC) and/or Programme for the Endorsement of Forest Certification (PEFC)-certified suppliers.

  •
  Energy Efficiency: Our mills in France are certified to the ISO 50001 energy management standard.

  •
  Biodiversity Support: SWM has a history of supporting local biodiversity initiatives, such as the installation of salmon and eel runs in the Isole River near our EP facility in Quimperlé, France, and the planting of native trees and rebuilding of natural habitat near our plant in Santanesia, Brazil.

  •
  Recycling: Many other initiatives are in place involving the reuse of waste products and packaging materials.

Community Initiatives

  •
  Brazil Trainee Program: SWM works in partnership with the Brazilian federal government to train young professionals for the job market. Every year, trainees are given an opportunity to work at SWM or industrial companies as mechanics, electricians, or administrative assistants.

  •
  Community Support: In various ways, our facilities participate in philanthropic activities around the world, including programs to benefit local children and seniors and raising funds for larger organizations.

We continue to look for ways to enhance the sustainability of our business and make a positive impact on the communities in which we live and serve. In April 2019, in recognition and celebration of the 49th Anniversary of Earth Month, 23 SWM manufacturing locations and the corporate office participated in Safety and Sustainability Week where sites engaged in activities involving safety, the environment, community engagement, and employee engagement. Activities included educating employees on a low-carbon lifestyle, recycling waste materials into art, picking up trash along roads, collecting book and canned food donations, bicycling challenges to promote a healthy lifestyle, fire extinguisher training, raising funds for charities and many others.

Recognitions

We are proud to report that in 2019 we received an A- score for our CDP Climate Change Forest responses, a B for our CDP Water Security response as well as our third consecutive silver medal for Corporate Social Responsibility (CSR) recognition from EcoVadis, an organization that rates sustainability practices.

Corporate Governance Documents

We have adopted a code of conduct (the "Code of Conduct") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Governance page of the Company's website at https://www.swmintl.com/about-us/governance/codes-of-conduct/. To the extent required under applicable SEC and NYSE rules, any waivers of, or changes to, the Code of Conduct will be posted on our website or otherwise publicly disclosed. In addition, copies of the Company's Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Governance page of the Company's website at https://www.swmintl.com/about-us/governance/charters-and-guidelines/. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022.

Transactions with Related Persons

The Board has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company was or is to be a participant and in which any director or executive officer of the Company, any nominee for director, any 5% or greater stockholder, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (each such transaction, a "Related Person Transaction"). Under these policies and procedures, the Audit Committee or a subcommittee of the Board consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

  •
  Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;

  •
  Size of the transaction and amount of consideration;

  •
  Nature of the interest;

  •
  Whether the transaction involves a conflict of interest;

  •
  Whether the transaction involves services available from unaffiliated third parties; and

  •
  Any other factors that the Audit Committee or subcommittee deems relevant.

The policy does not apply to (a) compensation and related person transactions involving a director or an executive officer solely resulting from that person's service as a director or employment with the Company so long as the compensation is approved by the Board (or an appropriate committee thereof), (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

Since January 1, 2019, the Company has not participated in any Related Person Transaction.

PROPOSAL TWO
RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Selection of the Independent Registered Public Accounting Firm

The Audit Committee has recommended and the Board has selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent registered public accounting firm (the "outside auditor") for fiscal year 2020. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Board's selection of Deloitte & Touche. If our stockholders do not ratify the selection of Deloitte & Touche, the Board may reconsider its selection. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Board Recommendation

The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the selection of Deloitte & Touche as our outside auditor for fiscal year 2020.

Information Regarding the Independent Registered Public Accounting Firm

Audit, Audit Related, Tax and All Other Fees

The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche, the member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte"), for the fiscal years ended December 31, 2019 and 2018:

	2019	2018

Audit Fees(1)	$1,742,915	$1,581,492
Audit-Related Fees(2)	0	69,450

Total Audit and Audit-Related Fees	1,742,915	1,650,942

Tax Compliance Services(3)	157,843	383,368
Tax Consulting and Planning Services(4)	307,459	488,930

Total Tax Fees	465,302	872,298

All Other Fees(5)	4,023	77,780

Total Fees	$2,212,240	$2,601,020

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company's internal control over financial reporting and management's assessment thereof, review of financial statements included in the Company's quarterly reports on Form 10-Q and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, as well as consultations on internal controls.

(3)
Includes fees incurred for tax return preparation and compliance.

(4)
Includes non-audit fees incurred for tax advice and tax planning.

(5)
Includes fees primarily related to subscription services and comfort letter procedures.

Pre-approval Policies and Procedures

All of the services listed above and performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the outside auditor may perform. The procedures require that prior to the beginning of each fiscal year, a description of the services (the "Service List") in each of the Disclosure Categories expected to be performed by the outside auditor in the following fiscal year be presented to the Audit Committee for pre-approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Pre-approval is typically reviewed and granted at regularly scheduled meetings of the Audit Committee; however, the authority to grant specific pre-approval between meetings, if necessary, has been delegated, subject to certain dollar limitations, to the Chairman of the Audit Committee. In the event of specific pre-approval granted by the Chairman between meetings of the Audit Committee, the Chairman is required to update the Audit Committee at its next regularly scheduled meeting on such grant.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred to-date against the Service List and the forecast of remaining services and fees for the applicable fiscal year.

 AUDIT COMMITTEE REPORT

The following report summarizes the Audit Committee's actions during 2019. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee assists the Board of Directors by overseeing and monitoring:

(1)
the integrity of the Company's financial statements;

(2)
the Company's compliance with legal and regulatory requirements;

(3)
the outside auditor's qualifications and independence; and

(4)
the performance of the Company's internal control function, its system of internal and disclosure controls, and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director's independence adopted by the Board.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2019 with management and Deloitte & Touche, the Company's outside auditor. Management is responsible for the preparation of the Company's financial statements, and the outside auditor is responsible for conducting an audit of such financial statements.

The Audit Committee has received from the outside auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the outside auditor's communications with the Audit Committee concerning independence, has discussed the independence of the outside auditor with the outside auditor and has satisfied itself as to the outside auditor's independence.

The Committee reviewed with the outside auditor its audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company's internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company's plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.

Based on the above-mentioned reviews and discussions with management and the outside auditor, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

The Audit Committee also recommended the reappointment of Deloitte & Touche to serve as the Company's outside auditor for fiscal year 2020, and the Board concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Kimberly E. Ritrievi (Chair) K.C. Caldabaugh Jeffrey J. Keenan John D. Rogers

 PROPOSAL THREE
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Board is providing our stockholders with an advisory vote on Executive Compensation. This advisory vote, commonly known as a "say-on-pay" vote, is a non-binding vote on executive compensation paid to our Named Executive Officers as disclosed pursuant to Regulation S-K, including in the "Compensation Discussion & Analysis," the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth on pages 14 to 44. The Company intends to submit this "say-on-pay" vote to its stockholders annually, consistent with the results of the advisory vote on frequency approved by the stockholders at the 2017 Annual Meeting of Stockholders.

As described in detail in the Compensation Discussion & Analysis, the Compensation Committee of the Board believes that the Company's executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company's strategy. To align the Company's executive compensation program with the Committee's compensation philosophy, the Compensation Committee has adopted the following objectives:

  •
  Pay-for-performance

  •
  Align performance goals and executive compensation with stockholder interests

  •
  Total target compensation set within a range of market median value for like skills and responsibilities to attract, retain and motivate executive officers

We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

What We Do:

✓	Pay-for-performance.

✓	Linkage between quantitative performance measures and operating objectives.

✓	"Double trigger" in the event of a change-in-control other than with respect to a grandfathered compensation arrangement.

✓	Independent compensation consultant.

✓	Stock ownership guidelines.

✓	Clawback policy.

✓	Annual risk assessment.

✓	Annual peer group review.

What We Don't Do:

×	No change-in-control tax gross-ups.

×	The Company does not re-price stock options or buy-back equity grants.

×	The Company does not allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.

We believe that our executive compensation practices, in combination with a competitive market review, contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

Accordingly, the Board recommends that our stockholders vote for the "say-on-pay" vote as set forth in the following resolution:

    RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the "Compensation Discussion & Analysis," the accompanying compensation tables and the corresponding narrative discussion and footnotes.

Stockholders are not ultimately voting to approve or disapprove the Board's recommendation. As this is an advisory vote, the outcome of the vote is not binding on SWM with respect to future executive compensation decisions, including those relating to its Named Executive Officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution relating to the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

 OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2021 Annual Meeting

Stockholder proposals to be considered for inclusion in the Company's proxy statement and form of proxy for the 2021 Annual Meeting of Stockholders must be received by the Company's EVP, General Counsel and Secretary at the Company's principal executive office no later than November 20, 2020. All proposals for inclusion in the Company's proxy statement must comply with all of the requirements of Rule 14a-8 under the Exchange Act.

Pursuant to Paragraphs 15 and 19 of the Company's By-Laws, stockholders must give advance notice of other business to be addressed, or nominations for director, at the 2021 Annual Meeting not earlier than December 24, 2020 and not later than January 23, 2021. All proposals and nominations must comply with all of the requirements set forth in the Company's By-Laws, a copy of which may be obtained from the Company's EVP, General Counsel and Secretary.

Annual Report on Form 10-K and Proxy Statement

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including the consolidated financial statements and schedules thereto but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 2, 2020. Additional copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (excluding exhibits) will be provided without charge to each stockholder requesting such copies in writing. The written request should be directed to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. In addition, the Annual Report on Form 10-K, Notice of Meeting, Proxy Statement and form of proxy are available on the Company's website at www.swmintl.com.

Communicating with the Board

Stockholders and interested parties may communicate directly with the Board or any of its members, including the Non-Executive Chairman, the Chair of the Audit Committee and the independent directors as a group, by telephonic or written communication as set forth below. Each communication intended for the Board or any of its members and received by the Secretary that is related to the operation of the Company will be forwarded to the designated person. The Secretary may screen communications solely for the purpose of eliminating communications that are commercial in nature or not related to the operation of the Company and conducting appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:	A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll-free call and is monitored and accessible by the office of the Secretary of the Company. Messages received on this line will be maintained in confidence to the extent practicable.
If by mail:
A sealed envelope prominently marked "Confidential" on the outside of the envelope that is directed to the attention of any director(s), including the Non-Executive Chairman, the Chair of the Audit Committee or the independent directors as a group, as appropriate, may be mailed to:
Secretary Schweitzer-Mauduit International, Inc. 100 North Point Center East–Suite 600 Alpharetta, Georgia 30022

 YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preferences by marking the appropriate boxes on the enclosed proxy card or by voting over the Internet. Or, if your shares are held in "street name," please refer to the voting instruction form provided with this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS OF SCHWEITZER-MAUDUIT INTERNATIONAL, April 23, 2020 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. INC. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333000000000001000 5 042320 Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Three Class I Directors: NOMINEES: FOR ALL NOMINEESO Mark Bye O Jeffrey Keenan WITHHOLD AUTHORITYO Marco Levi FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020. 3. Hold a Non-binding advisory vote to approve executive compensation. NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2019 Annual Report to Stockholders. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark here if you plan to attend the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 SCHWEITZER-MAUDUIT INTERNATIONAL, INC. 100 North Point Center East Alpharetta, Georgia 30022-8246 COMMON STOCK PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting of Stockholders, April 23, 2020 The undersigned hereby appoints RICARDO NUÑEZ and R. A N D R E W W A M S E R , J r. , a n d e a c h o f t h e m , p r o x i e s w i t h f u l l p o w e r o f s u b s t i t u t i o n , t o represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-M a u d u i t I n t e r n a t i o n a l , I n c . ( t h e “ C o m p a n y ” ) h e l d o f r e c o r d b y t h e u n d e r s i g n e d o n M a r c h 2 , 2 0 2 0 , a t t h e A n n u a l M e e t i n g o f S t o c k h o l d e r s o f t h e C o m p a n y, t o b e h e l d a t the C o m p a n y ’s h e a d q u a r t e r s , 1 0 0 N o r t h P o i n t C e n t e r E a s t , A l p h a r e t t a , G A 3 0 0 2 2 a t 11:00 a.m. Eastern Time, on Thursday, April 23, 2020, and any adjournment or postponement thereof. If no designation is made, the proxies will vote the shares as the Board of Directors recommends: “FOR” the election of each of the director nominees named in Proposal 1, and “FOR” Proposals 2 and 3. (Continued and to be signed on the reverse side) 14475 1.1

0

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

100 North Point Center East
Alpharetta, Georgia 30022-8246

COMMON STOCK PROXY

For Annual Meeting of Stockholders, April 23, 2020

The undersigned hereby appoints RICARDO NUÑEZ and R. ANDREW WAMSER, Jr., and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Company") held of record by the undersigned on March 2, 2020, at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. Eastern Time, on Thursday, April 23, 2020, and any adjournment or postponement thereof. **If no designation is made, the proxies will vote the shares as the Board of Directors recommends: "FOR" the election of each of the director nominees named in Proposal 1, and "FOR" Proposals 2 and 3.**

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF SCHWEITZER-MAUDUIT INTERNATIONAL, April 23, 2020 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM ET the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20333000000000001000 5 042320 Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Three Class I Directors: NOMINEES: FOR ALL NOMINEESO Mark Bye O Jeffrey Keenan WITHHOLD AUTHORITYO Marco Levi FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020. 3. Hold a Non-binding advisory vote to approve executive compensation. NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2019 Annual Report to Stockholders. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark here if you plan to attend the meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS